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                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF FEBRUARY 4, 1999

                                      AMONG

                              KMC TELECOM III, INC.

                                       AND

                           KMC TELECOM LEASING III LLC

                                  AS BORROWERS,

                     THE FINANCIAL INSTITUTIONS FROM TIME TO
                              TIME PARTIES HERETO,
                                   AS LENDERS,

                                       AND

                            LUCENT TECHNOLOGIES INC.

                            AS AGENT FOR THE LENDERS

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                       AS COLLATERAL AGENT FOR THE LENDERS








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

                                TABLE OF CONTENTS
ARTICLE I   DEFINITIONS......................................................1
      SECTION 1.01.  DEFINITIONS.............................................1
      SECTION 1.02.  ACCOUNTING TERMS.......................................22
      SECTION 1.03.  OTHERS DEFINED IN NEW YORK UNIFORM COMMERCIAL CODE.....22
ARTICLE II  LOANS...........................................................22
      SECTION 2.01.  AGREEMENT TO LEND......................................22
      SECTION 2.02.  LOANS..................................................23
      SECTION 2.03.  PROCEDURE FOR LOAN REQUEST AND BORROWING COMMITMENT....24
      SECTION 2.04.  THE NOTES..............................................26
      SECTION 2.05.  INTEREST ON LOANS......................................26
      SECTION 2.06.  CONVERSION OR CONTINUATION.............................27
      SECTION 2.07.  SPECIAL PROVISIONS GOVERNING LIBOR LOANS...............28
      SECTION 2.08.  PAYMENTS...............................................30
      SECTION 2.09.  OPTIONAL AND MANDATORY PREPAYMENT OF LOANS; OPTIONAL
                     AND MANDATORY REDUCTION OF COMMITMENT AMOUNT...........31
      SECTION 2.10.  FEES...................................................32
      SECTION 2.11.  MANNER OF PAYMENT; SPECIAL TAX CONSIDERATIONS..........33
      SECTION 2.12.  MAXIMUM LAWFUL INTEREST RATE...........................38
      SECTION 2.13.  FUNDING ISSUES.........................................38
ARTICLE III REPRESENTATIONS AND WARRANTIES..................................40
      SECTION 3.01.  ORGANIZATION; POWERS...................................40
      SECTION 3.02.  CORPORATE AUTHORIZATION................................40
      SECTION 3.03.  FINANCIAL STATEMENTS...................................41
      SECTION 3.04.  NO MATERIAL ADVERSE CHANGE.............................41
      SECTION 3.05.  LITIGATION.............................................41
      SECTION 3.06.  TAX RETURNS............................................41
      SECTION 3.07.  NO DEFAULTS............................................41
      SECTION 3.08.  PROPERTIES.............................................42
      SECTION 3.09.  LICENSES, MATERIAL AGREEMENTS, INTELLECTUAL PROPERTY...42
      SECTION 3.10.  COMPLIANCE WITH LAWS...................................42
      SECTION 3.11.  ERISA..................................................43
      SECTION 3.12.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
                     COMPANY ACT............................................43
      SECTION 3.13.  FEDERAL RESERVE REGULATIONS............................44
      SECTION 3.14.  COLLATERAL.............................................44
      SECTION 3.15.  CHIEF PLACE OF BUSINESS................................44
      SECTION 3.16.  OTHER CORPORATE NAMES..................................44
      SECTION 3.17.  INSURANCE..............................................44
      SECTION 3.18.  KMC III TIER III PLAN..................................44
      SECTION 3.19.  CAPITALIZATION AND SUBSIDIARIES........................45
      SECTION 3.20.  REAL PROPERTY, LEASES AND EASEMENTS....................45
      SECTION 3.21.  SOLVENCY...............................................45
      SECTION 3.22.  BROKERS, ETC...........................................45
      SECTION 3.23.  NO MATERIAL MISSTATEMENTS..............................46

      SECTION 3.24.  YEAR 2000 PROBLEMS.....................................46
ARTICLE IV  CONDITIONS FOR LOANS............................................46
      SECTION 4.01.  CONDITIONS PRECEDENT TO INITIAL LOANS..................46
      SECTION 4.02.  CONDITIONS PRECEDENT TO ALL LOANS......................51
      SECTION 4.03.  CONDITIONS PRECEDENT TO LOANS IN
                     EXCESS OF THE LEVEL 1 LENDING......................... 52
      SECTION 4.04.  CONDITIONS PRECEDENT TO LOANS IN
                     EXCESS OF THE LEVEL 2 LENDING LIMIT................... 52
ARTICLE V   AFFIRMATIVE COVENANTS...........................................53
      SECTION 5.01.  CORPORATE AND FRANCHISE EXISTENCE......................53
      SECTION 5.02.  COMPLIANCE WITH LAWS, ETC..............................53
      SECTION 5.03.  MAINTENANCE OF PROPERTIES..............................54
      SECTION 5.04.  INSURANCE..............................................54
      SECTION 5.05.  OBLIGATIONS AND TAXES..................................59
      SECTION 5.06.  FINANCIAL STATEMENTS, REPORTS, ETC.....................60
      SECTION 5.07.  LITIGATION AND OTHER NOTICES...........................62
      SECTION 5.08.  MORTGAGES; LANDLORD CONSENTS;
                     LICENSES AND OTHER AGREEMENTS..........................62
      SECTION 5.09.  ERISA..................................................63
      SECTION 5.10.  ACCESS TO PREMISES AND RECORDS.........................63
      SECTION 5.11.  DESIGN AND CONSTRUCTION................................64
      SECTION 5.12.  ENVIRONMENTAL NOTICES..................................64
      SECTION 5.13.  AMENDMENT OF ORGANIZATIONAL DOCUMENTS..................64
      SECTION 5.14.  THIRD PARTY AGREEMENTS AND DELIVERY
                     AND ACCEPTANCE CERTIFICATES............................64
      SECTION 5.15.  ACCOUNTS PAYABLE.......................................65
      SECTION 5.16.  INTELLECTUAL PROPERTY..................................65
      SECTION 5.17.  FISCAL YEAR............................................65
      SECTION 5.18.  COMPLETED SYSTEMS......................................65
      SECTION 5.19.  YEAR 2000 PROBLEMS.....................................65
      SECTION 5.20.  SUBSIDIARY GUARANTEES AND PLEDGES......................65
      SECTION 5.21.  ACCOUNTING.............................................66
      SECTION 5.22.  FURTHER ASSURANCES.....................................66
ARTICLE VI  NEGATIVE COVENANTS..............................................66
      SECTION 6.01.  LIENS, ETC.............................................66
      SECTION 6.02.  USE OF PROCEEDS........................................67
      SECTION 6.03.  SALE OF ASSETS, CONSOLIDATION, MERGER, ETC.............67
      SECTION 6.04.  DIVIDENDS AND DISTRIBUTIONS; SALE OF EQUITY INTERESTS..67
      SECTION 6.05.  MANAGEMENT FEES AND PERMITTED CORPORATE OVERHEAD.......68
      SECTION 6.06.  GUARANTEES; THIRD PARTY SALES AND LEASES...............68
      SECTION 6.07.  INVESTMENTS............................................68
      SECTION 6.08.  SUBSIDIARIES...........................................68
      SECTION 6.09.  PERMITTED ACTIVITIES...................................69
      SECTION 6.10.  DISPOSITION OF LICENSES, ETC...........................69
      SECTION 6.11.  TRANSACTIONS WITH AFFILIATES...........................69
      SECTION 6.12.  ERISA..................................................69

      SECTION 6.13.  INDEBTEDNESS...........................................70
      SECTION 6.14.  PREPAYMENT AND DEBT DOCUMENTS..........................70
      SECTION 6.15.  SALE AND LEASEBACK TRANSACTIONS........................71
      SECTION 6.16.  MARGIN REGULATION......................................71
      SECTION 6.17.  MANAGEMENT AND TAX SHARING AGREEMENTS..................71
ARTICLE VII   FINANCIAL COVENANTS...........................................71
      SECTION 7.01.  FINANCIAL COVENANTS PRIOR TO ACHIEVING POSITIVE EBITDA.71
      SECTION 7.02.  FINANCIAL COVENANTS AFTER ACHIEVING POSITIVE EBITDA....72
ARTICLE VIII  COLLATERAL SECURITY...........................................74
      SECTION 8.02.  PRESERVATION OF COLLATERAL AND PERFECTION
                     OF SECURITY INTERESTS THEREIN..........................75
      SECTION 8.03.  APPOINTMENT OF THE COLLATERAL AGENT AS THE
                     BORROWERS' ATTORNEY-IN-FACT............................76
      SECTION 8.04.  COLLECTION OF ACCOUNTS AND RESTRICTED
                     ACCOUNT ARRANGEMENTS...................................76
      SECTION 8.05.  CURE RIGHTS............................................77
ARTICLE IX  EVENTS OF DEFAULT; REMEDIES.....................................77
      SECTION 9.01.  EVENTS OF DEFAULT......................................77
      SECTION 9.02.  TERMINATION OF COMMITMENT; ACCELERATION................81
      SECTION 9.03.  WAIVERS................................................81
      SECTION 9.04.  RIGHTS AND REMEDIES GENERALLY..........................81
      SECTION 9.05.  ENTRY UPON PREMISES AND ACCESS TO INFORMATION..........82
      SECTION 9.06.  SALE OR OTHER DISPOSITION OF COLLATERAL BY THE AGENT...82
      SECTION 9.07.  GOVERNMENTAL APPROVALS.................................82
      SECTION 9.08.  APPOINTMENT OF RECEIVER OR TRUSTEE.....................83
      SECTION 9.09.  RIGHT OF SETOFF........................................84
ARTICLE X   THE AGENT AND THE COLLATERAL AGENT..............................84
      SECTION 10.01.  APPOINTMENT OF AGENT..................................84
      SECTION 10.02.  AGENT'S RELIANCE, ETC.................................85
      SECTION 10.03.  LUCENT AND AFFILIATES.................................86
      SECTION 10.04.  LENDER CREDIT DECISION................................86
      SECTION 10.05.  INDEMNIFICATION.......................................87
      SECTION 10.06.  SUCCESSOR AGENT.......................................87
      SECTION 10.07.  PAYMENTS; NON-FUNDING LENDERS;
                      INFORMATION; ACTIONS IN CONCERT.......................88
      SECTION 10.08.  COLLATERAL MATTERS....................................89
      SECTION 10.09.  AGENCY FOR PERFECTION.................................90
      SECTION 10.10.  CONCERNING THE COLLATERAL AND THE RELATED
                      LOAN DOCUMENTS AND THE COLLATERAL AGENT...............91
ARTICLE XI  MISCELLANEOUS...................................................91
      SECTION 11.01.  NOTICES; ACTION ON NOTICES, ETC.......................91
      SECTION 11.02.  NO WAIVERS; AMENDMENTS................................92
      SECTION 11.03.  GOVERNING LAW AND JURISDICTION........................93
      SECTION 11.04.  EXPENSES..............................................93
      SECTION 11.05.  EQUITABLE RELIEF......................................93

      SECTION 11.06.  INDEMNIFICATION; LIMITATION OF LIABILITY..............94
      SECTION 11.07.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.......95
      SECTION 11.08.  SUCCESSORS AND ASSIGNS; ASSIGNMENTS; PARTICIPATIONS...95
      SECTION 11.09.  SEVERABILITY..........................................98
      SECTION 11.10.  COVER PAGE, TABLE OF CONTENTS AND SECTION HEADINGS....98
      SECTION 11.11.  COUNTERPARTS..........................................98
      SECTION 11.12.  APPLICATION OF PAYMENTS...............................98
      SECTION 11.13.  MARSHALLING; PAYMENTS SET ASIDE.......................98
      SECTION 11.14.  SERVICE OF PROCESS....................................99
      SECTION 11.15.  WAIVER OF JURY TRIAL, ETC.............................99
      SECTION 11.16.  CONFIDENTIALITY.......................................99
      SECTION 11.17.  ENTIRE AGREEMENT, ETC................................100
      SECTION 11.18.  NO STRICT CONSTRUCTION...............................100


                                    EXHIBITS

EXHIBIT A         KMC III Tier III Plan

EXHIBIT B         Form of Collateral Assignment of Leases

EXHIBIT C         Form of Collateral Assignment of Licenses

EXHIBIT D         Form of Landlord Waiver

EXHIBIT E         Form of Note

EXHIBIT F         Form of Periodic Reporting Certificate

EXHIBIT G-1       Form of Guaranty of KMC Holdings

EXHIBIT G-2       Form of Guaranty of KMC IHC

EXHIBIT H-1       Form of Notice of Borrowing

EXHIBIT H-2       Form of Notice of Continuation/Conversion

EXHIBIT I         Financials

EXHIBIT J-1       Form of Secretary's Certificate of Borrower

EXHIBIT J-2       Form of Secretary's Certificate of KMC Holdings

EXHIBIT J-3       Form of Secretary's Certificate of KMC IHC

EXHIBIT K-1       Form of Opinion of Borrowers' Special Counsel

EXHIBIT K-2       Form of Opinion of Borrowers' Regulatory Counsel

EXHIBIT K-3       Form of Opinion of Borrowers' Local Counsel

EXHIBIT L         Form of Pledge Agreement

EXHIBIT M         Form of Loss Payable Endorsement

EXHIBIT N         Form of Restricted Account Agreement

EXHIBIT O         Form of Assignment Agreement

EXHIBIT P         Form of Delivery and Acceptance Certificate

EXHIBIT Q         Form of Trademark Security Agreement

EXHIBIT R         Form of Contribution Agreement

                                    SCHEDULES


SCHEDULE 1.01(a) Services

SCHEDULE 3.02    Consents

SCHEDULE 3.05    Litigation

SCHEDULE 3.09(a) Governmental Authorizations and Approvals

SCHEDULE 3.09(b) Material Agreements

SCHEDULE 3.09(c) Intellectual Property

SCHEDULE 3.10    Environmental Matters

SCHEDULE 3.11    Plans

SCHEDULE 3.14    Filing Offices

SCHEDULE 3.16    Corporate and Fictitious Names

SCHEDULE 3.17    Insurance

SCHEDULE 3.19    Capitalization and Subsidiaries

SCHEDULE 3.20    Real Property, Leased Real Property and Easements

SCHEDULE 3.22    Fees

SCHEDULE 6.11    Transactions With Affiliates

SCHEDULE 8.04    Collection Accounts


                                     ANNEXES

ANNEX A  -  Commitment Amounts

ANNEX B  -  Financial Covenant Information

ANNEX C  -  Amortization Schedule

     LOAN AND SECURITY AGREEMENT ("AGREEMENT") dated as of February 4, 1999 among KMC TELECOM III, INC., a Delaware corporation ("KMC III"), KMC TELECOM LEASING III LLC, a Delaware limited liability company ("KMC LEASING III" and together with KMC III the "BORROWERS"), the financial institutions signatory hereto from time to time, as lenders (the "LENDERS"), Lucent Technologies Inc., as agent for the Lenders (in such capacity, the "AGENT") and State Street Bank and Trust Company, as collateral agent for the Lenders (in such capacity, the "COLLATERAL AGENT").

     WHEREAS, the Borrowers have requested the Lenders to extend credit to the Borrowers;

     WHEREAS, the Lenders are willing to extend such credit to the Borrowers subject to, and on the terms and conditions of, this Agreement;

     Accordingly, in consideration of the mutual promises contained herein, the Borrowers, the Agent, the Collateral Agent and the Lenders agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. As used in this Agreement, the following words and terms shall have the meanings specified below:

     "ACCESS LINES" shall mean the total number of installed business lines that provide service to a business customer of a Borrower including "resale", "on-net" and "unbundled network element"; PROVIDED, that resale shall constitute no more than twenty-five percent (25%) of the total Access Lines.

     "ACCOUNTS" shall mean all present and future rights of any Borrower to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

     "ADDITIONAL PURCHASE AGREEMENT" shall mean a purchase agreement between any Borrower and an Additional Vendor relating to the purchase of Telecommunications Equipment on terms and conditions reasonably satisfactory to the Agents, if such purchase agreement contemplates Telecommunications Equipment purchases in excess of $5,000,000 in any one year or $15,000,000 in the aggregate, otherwise on the terms and conditions reasonably satisfactory to the Collateral Agent.

     "ADDITIONAL VENDOR" shall mean a vendor of Telecommunications Equipment other than Lucent, which Additional Vendor shall be reasonably satisfactory to the Agent if the Additional Purchase Agreement the Additional Vendor is a party to contemplates Telecommunications Equipment purchases in excess of $5,000,000 in any one year or $15,000,000 in the aggregate, otherwise on the terms and conditions reasonably satisfactory to the Collateral Agent.

     "AFFILIATE" shall mean any Person other than any Lender directly or indirectly controlling, controlled by or under common control with any Borrower and any officer or shareholder of such Person or any Borrower, which shareholder beneficially owns at least ten percent (10%) of the Equity Interests of such Person or any Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by", and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, that beneficial ownership of at least 10% of the Equity Interests of a Person shall be deemed to constitute control.

     "AGED EQUIPMENT" shall mean Telecommunications Equipment, which has been in commercial operation for more than twelve months.

     "AGENTS" shall mean collectively, the Agent and the Collateral Agent.

     "APPLICABLE MARGIN" shall mean with respect to each Loan bearing interest based upon the Base Rate and each Loan bearing interest based upon the LIBO Rate, the rate per annum set forth under the relevant column headings opposite the applicable Total Leverage Ratio.



                                APPLICABLE MARGIN
--------------------------------------------------------------------------------

                       BEFORE THE STEP DOWN DATE        AFTER THE STEP DOWN DATE

                      Applicable      Applicable     Applicable     Applicable
Total Leverage        Margin for      Margin for     Margin for    Margin for
    Ratio              Base Rate      LIBOR Loans    Base Rate     LIBOR Loans
                         Loans                         Loans
---------------      ------------     -----------   ------------  -------------

Greater than           3.25%           4.25%         2.75%         3.75%
or equal to
12.0 to 1.0

Less than 12.0         3.00%           4.00%         2.50%         3.50%
but greater
than or equal
to 10.0 to 1.0

Less than 10.0         2.75%           3.75%         2.25%         3.25%
but greater
than or equal
to 8.0 to 1.0

Less than 8.0          2.50%           3.50%         2.00%         3.00%
but greater
than or equal
to 6.0 to 1.0

Less than 6.0          2.25%           3.25%         1.75%         2.75%
to 1.0


The Total Leverage Ratio on the Initial Funding Date shall be greater than 12.0 to 1.0. Thereafter such Ratio shall be determined on the notes of the financial statements provided pursuant to SECTION 5.06; PROVIDED that if the Borrower fails thereby to deliver such financial statements, without otherwise limiting the rights of the Lenders under the Agreement, the Total Leverage Ratio shall be deemed greater than 12.0 to 1.0 until such time as such financial statements are delivered. Any change in the Applicable Margin shall be effective as of the fifth Business Day following the Agent's receipt of such financial statements.

     "ASSIGNMENT AGREEMENT" shall mean an assignment agreement entered into in connection with an assignment pursuant to SECTION 11.08 substantially in the form of EXHIBIT O hereof.

     "BASE LIBO RATE" shall mean, during any Interest Period, the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1.0%, if such rate is not such a multiple) equal to the rate of interest notified to the Agent by the Reference Bank at which Dollar deposits in the approximate amount of the Loans to be made or continued as, or converted into, LIBOR Loans for such Interest Period and having a maturity comparable to such Interest Period would be offered by the London lending office of the Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

     "BASE RATE" shall mean the higher of (i) a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes, it being understood that such rate of interest is not necessarily the lowest or best rate charged by the Reference Bank to its customers, and (ii) the sum of the Federal Funds Effective Rate plus one-half percent (0.50%) per annum.

     "BASE RATE LOAN" shall mean a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

     "BENEFIT PLAN" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BORROWER" shall mean either KMC III or KMC Leasing III.

     "BUSINESS" shall mean with respect to (i) KMC III, the business of designing, developing, constructing, operating and maintaining the Systems owned by it, all equipment used and useful in connection therewith including but not limited to Switch Equipment and (ii) KMC Leasing III, the business of owning and leasing Telecommunications Equipment.

     "BUSINESS DAY" shall mean (a) any day not a Saturday, Sunday or legal holiday in the State of New York or New Jersey, on which banks are open for business in New York and New Jersey and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBO Rate or LIBOR Loans, any day that is a Business Day pursuant to CLAUSE (A) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

     "CAPITALIZATION" shall mean funded equity capitalization of KMC Holdings.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "CASH ADVANCE" shall have the meaning set forth in SECTION 2.03(A).

     "CHANGE OF CONTROL" shall mean (A) Harold N. Kamine ceases to have senior management responsibilities with respect to the Borrowers or KMC Holdings, (B) KMC Holdings no longer beneficially owns all the outstanding Equity Interests of KMC IHC, the Borrowers and their respective subsidiaries, if any, (C) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of KMC Holdings on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of KMC Holdings, on a fully diluted basis, than is held by the Existing Stockholders on such date, or
(D) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by KMC Holdings' stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "CLOSING DATE" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

     "COLLATERAL" shall mean, all property and interests in property now owned or hereafter acquired by any Borrower in or upon which a security interest, lien or mortgage is granted to the Collateral Agent by any Borrower, whether under this Agreement or the other Loan Documents.

     "COLLATERAL ASSIGNMENT OF LEASES" shall mean the Collateral Assignment of Leases in the form of EXHIBIT B attached hereto, to be executed and delivered pursuant to SECTION 4.01.

     "COLLATERAL ASSIGNMENT OF LICENSES" shall mean the Collateral Assignment of Licenses in the form of EXHIBIT C attached hereto, to be executed and delivered pursuant to SECTION 4.01.

     "COLLECTION ACCOUNTS" AND "COLLECTION AGENT" shall have the meanings given to such terms in SECTION 8.04.

     "COMMITMENT"  shall mean Lenders'  commitment to make Loans as set forth in
SECTION 2.01.

     "COMMITMENT AMOUNT" shall mean (a) as to any Lender, such Lender's Commitment Amount as set forth opposite such Lender's name on ANNEX A to this Agreement or in the most recent Assignment Agreement executed by such Lender and
(b) as to all Lenders, the aggregate of all Lenders' Commitment Amounts, which aggregate commitment shall be Six Hundred Million Dollars ($600,000,000) on the Closing Date, as such amount may be adjusted from time to time in accordance with this Agreement.

     "COMMITMENT TERMINATION DATE" shall mean February 1, 2002.

     "COMMON STOCK" shall mean with respect to any Person, all Equity Interests of such Person that are generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "COMPLETED SYSTEM" shall mean any System which is fully operational, which if contemplated by the KMC III Tier III Plan, shall have a Lucent 5-ESS Switch Equipment or other comparable Switch Equipment manufactured by Lucent deployed, which shall be switching paid traffic on its owned Telecommunications Equipment, and which shall have sales, customer service and billing systems operational to the satisfaction of the Agent and the Requisite Lenders and consistent with the then current operating Systems of any Borrower or any Subsidiary of KMC Holdings (without regard to installation of fiber), with switching capabilities, and with respect to which all Governmental Approvals have been obtained and connectivity to at least one major interexchange carrier point-of-presence has been achieved.

     "CONSOLIDATED" or "cONSOLIDATED" refers, with respect to any Person, to the consolidation of the accounts of such Person and its Subsidiaries, if any, in accordance with GAAP; PROVIDED that with respect to KMC Holdings, unless
otherwise   indicated,   its   Subsidiaries   shall  not  include  any  Excluded
Subsidiaries.

     "CONSOLIDATED DEBT" shall mean, with respect to KMC Holdings on a consolidated basis, at any date, the sum of the following determined on a consolidated basis, without duplication, in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any Borrower, KMC Holdings or KMC IHC, (b) all obligations to pay the deferred purchase price of property or services of any Borrower, KMC Holdings or KMC IHC (exclusive of rent for real property under leases that would not be capitalized in accordance with GAAP), including, but not limited to, all obligations under noncompetition agreements, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any Borrower, KMC Holdings or KMC IHC as lessee under capital leases (exclusive of the interest component thereof), (d) all Debt of any other Person secured by a Lien on any asset of any Borrower, KMC Holdings or KMC IHC,
(e) all guaranty obligations of any Borrower, KMC Holdings or KMC IHC, (f) all obligations, contingent or otherwise, of any Borrower, KMC Holdings or KMC IHC relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any Borrower or KMC Holdings, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of any Borrower, KMC Holdings or KMC IHC at any time prior to the third annual anniversary of the Termination Date, and (h) all termination payments which would be due and payable by any Borrower or KMC Holdings pursuant to any hedging agreement. "Consolidated Debt" shall not include any intercompany Debt between the Borrower and KMC IHC, between KMC Holdings and KMC IHC or between any Borrower and KMC Holdings.

     "CONTAMINANT"  shall  mean  any  pollutant,   hazardous  substance,   toxic
substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of any such substance or waste.

     "CONTRIBUTED CAPITAL" shall mean, with respect to the Borrowers, at any date of determination, all contributed capital to such Borrowers including all funded equity (other than Disqualified Stock) and all Qualified Intercompany Loans.

     "CONTRIBUTION AGREEMENT" shall mean the Contribution Agreement among the Borrowers of even date herewith substantially in the form of Exhibit R.

     "CREDIT ADVANCE" shall have the meaning set forth in SECTION 2.03(A).

     "DEBT" shall mean, with respect to any Person, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital or operating leases, (v) all Guarantees of such Person, including without limitation, all debt of any other Person which is secured by a Lien on property of such Person, (vi) all reimbursement obligations, contingent or otherwise, with respect to letters of credit or banker's acceptances issued for the account of any Borrower, and (vii) all indebtedness, obligations or other liabilities in respect of any Interest Rate Agreement, PROVIDED that Debt shall not include any liability for Federal, state, local or other taxes, and PROVIDED, FURTHER, that the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, and that with respect to any high-yield Debt, the amount thereof shall not include fees incurred in raising such Debt or overfunded amounts set aside solely to pay interest. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business not more than 90 days past due and not in dispute (and for which such Borrower has adequate reserves in accordance with GAAP) shall not be deemed to be "Debt" of any Borrower for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not be included.

     "DEFAULT" shall mean any event which but for the passage of time or giving of notice, or both, would constitute an Event of Default.

     "DISQUALIFIED STOCK" shall mean any Equity Interest of a Person, to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished or convertible into Debt or other liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon such Person or any of its assets, (1) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (2) at the option of any other Person or (3) upon the occurrence of a condition not solely within the control of such Person such as a redemption required to be made utilizing future earnings, in each case prior to the third anniversary after the Termination Date or (ii) convertible into Equity Interests which have the features set forth in clause (i).

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "EASEMENTS" shall have the meaning given to such term in SECTION 3.20.

     "EBITDA" shall mean, with respect to any Person, for any period, an amount equal to (i) Net Income PLUS (ii) the sum of the following, to the extent deducted in determining Net Income: (A) income and franchise taxes, (B) interest expense, (C) amortization, depreciation and other non-cash charges, MINUS (iii) the sum of interest income plus extraordinary gains, as determined in accordance with GAAP as calculated at the end of such period.

     "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees or other binding determination of any Governmental Authority relating to protection of the environment, the handling, disposal or Release of Contaminants and occupational safety and health. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 33 U.S.C. ss. 6901 eT SEq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 eT SEq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 eT SEq., as amended; the Clean Water Act, 33 U.S.C. ss. 1251 eT SEq., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 ET seq., as amended; state and federal environmental lien and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 eT Seq.; and U.S. Department of Transportation regulations related to the transportation of hazardous materials, each as from time to time hereafter in effect.

     "EQUITY AFFILIATE" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "EQUITY INTEREST" shall mean, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, membership units, partnership interests or any other participation right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as any Borrower, (ii) any partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with any Borrower and (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as any Borrower, any corporation described in CLAUSE (I) above or any partnership or trade or business described in CLAUSE (II) above.

     "EUROCURRENCY LIABILITIES" shall have the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

     "EVENT OF DEFAULT" shall have the meaning given to such term in ARTICLE IX.

     "EVENT OF LOSS" shall mean, with respect to any item of Collateral, the actual or constructive loss of such item of Collateral or the use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever which is not reimbursable by insurance, to an extent which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such item of Collateral by any Governmental Authority or any other Person, acting under or deemed to be acting under color of any Governmental Authority.

     "EXCESS OPERATING CASH FLOW" in respect of the Borrowers for any fiscal quarter shall mean Net Income of the Borrowers plus non-cash interest expense, depreciation and amortization and any other non-cash items of the Borrowers, MINUS scheduled principal payments on the Loans, lease payments and capital expenditures PLUS OR MINUS changes in working capital of the Borrowers, as appropriate.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

     "EXCLUDED SUBSIDIARY" shall mean (a) any Subsidiary of KMC Holdings other than a Borrower or a Person which directly or indirectly beneficially owns Equity Interests in any Borrower; PROVIDED that (i) at the time such other Subsidiary was created or acquired, no Default or Event of Default shall have occurred and be continuing before or after giving effect to the creation or acquisition of such Subsidiary, and (ii) no portion of the Required Contributions or the Commitment Amount shall have been or shall be used to fund the acquisition or operations of such Subsidiary, and KMC Holdings has external sources of funding (other than the Required Contributions and the Commitment Amount) to finance the acquisition and operations of such Subsidiary, or (b) any other Subsidiary of KMC Holdings which KMC Holdings or any Borrower requests the Lenders to designate as such, and which designation is agreed to by the Requisite Lenders.

     "EXISTING STOCKHOLDERS" shall mean Harold N. Kamine, his Equity Affiliates, Nassau Capital Partners L.P., NAS Partners I L.L.C. or their respective successors, and their Equity Affiliates.

     "FCC" shall mean the Federal Communications Commission or any successor commission or agency of the United States of America having jurisdiction over any Borrower or any System.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

     "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "FEE LETTER" shall mean the letter agreement dated as of February 3, 1999 among the Borrowers, KMC Holdings, KMC IHC, the Agent and the Collateral Agent.

     "FINANCIALS" shall have the meaning given to such term in SECTION 3.03.

     "FIXED CHARGES" shall mean, with respect to any period for the Borrowers on a combined basis, the sum of the following amounts calculated at the end of such period with respect to such period without duplication and in accordance with
GAAP:

          (i) the product of two multiplied by scheduled principal and interest payments with respect to Debt for the six month period then ending, (ii) capital expenditures for the four quarter period then ending, (iii) the product of two multiplied by income tax payments for the six month period then ending, and (iv) the product of two multiplied by cash dividend payments for the six month period then ending.

     "FIXED CHARGE COVERAGE RATIO" shall have the meaning assigned to such term in SECTION 7.02(C).

     "FUNDING DATE" shall mean any date after the Initial Funding Date but prior to the Commitment Termination Date upon which Loans are made, in each case, subject to the satisfaction of all conditions precedent contained in SECTION
4.02 and, (i) if the aggregate principal amount of Loans outstanding exceeds the Level 1 Lending Limit, SECTION 4.03 and (ii) if the aggregate principal amount of Loans outstanding exceeds the Level 2 Lending Limit, SECTION 4.04.

     "GOVERNMENTAL APPROVAL" shall mean, with respect to any Borrower, any license, permit, franchise or certificate of public convenience and necessity issued to any Borrower by the FCC, any PUC or any other Governmental Authority in connection with any System.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE" shall mean any obligation, contingent or otherwise, of any Person guaranteeing any indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness; or (iii) to maintain working capital, equity capital, net worth, liquidity or other financial statement condition of the Primary Obligor so as to enable the Primary Obligor to pay such indebtedness.

     "HIGH YIELD DEBT" shall mean any Debt issued by KMC Holdings which by its terms is unsecured, is issued either in a registered public offering or a private placement of notes, bonds or other securities, has a maturity date not earlier than 367 days after the Termination Date, does not restrict the payment of Obligations and the proceeds of which are made available to KMC III as a capital contribution (other than Disqualified Stock) or as Qualified Intercompany Loans.

     "INDENTURE" shall mean the Indenture dated as of January 29, 1998 between KMC Holdings, as Issuer and The Chase Manhattan Bank, as Trustee, relating to KMC Holdings' 12 1/2% Senior Discount Notes due 2008.

     "INITIAL FUNDING DATE" shall mean the date upon which, subject to the satisfaction of all conditions precedent contained in SECTIONS 4.01 and 4.02, or the waiver thereof by the Agent and the Requisite Lenders, the initial Loans are made.

     "INTELLECTUAL PROPERTY DOCUMENTS" shall mean (i) the Trademark Security Agreement of even date herewith, in the form of EXHIBIT Q attached hereto, executed by the Borrowers in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as amended, restated or otherwise modified from time to time and (ii) any other trademark, patent or copyright security agreement executed pursuant to SECTION 5.16 by any Borrower.

     "INTEREST EXPENSE" shall mean for any period, the total interest expense (including, without limitation, interest expense attributable to capital leases) determined on a combined basis, without duplication, for the Borrowers in accordance with GAAP.

     "INTEREST PERIOD" shall mean, with respect to each LIBOR Loan, the interest period applicable to such LIBOR Loan as set forth in the applicable Notice of Borrowing or Notice of Conversion or Continuation.

     "INTEREST RATE AGREEMENT" shall mean for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "INVESTMENT" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees, officers and directors and similar items, each made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Debt of such other Person to that Person, but excluding accounts owed by that other Person in the ordinary course of business. Investments shall exclude
(i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person. The amount of any Investment shall be determined in conformity with GAAP.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

     "IRS" shall mean the Internal Revenue Service or any successor agency.

     "KMC  HOLDINGS"  shall  mean  KMC  Telecom   Holdings,   Inc.,  a  Delaware
corporation.

     "KMC HOLDINGS GUARANTY" shall mean the unlimited guaranty of KMC Holdings in the form of EXHIBIT G-1 attached hereto.

     "KMC IHC" shall mean KMC Telecom III Holding, Inc., a Delaware corporation.

     "KMC IHC GUARANTY" shall mean the unlimited guaranty of KMC IHC in the form of EXHIBIT G-2 attached hereto.

     "KMC TIER III - TIER IV PLAN" shall mean a business plan in form and substance satisfactory to the Agent and the Lenders setting forth among other things the projected sources, uses and schedule for the design, development and construction by KMC III of an agreed upon number of Tier III Cities and Tier IV Cities.

     "KMC III" shall mean KMC Telecom III, Inc., a Delaware corporation.

     "KMC III TIER III PLAN" shall mean the business plan of KMC III attached as EXHIBIT A hereto together with the information contained on a computer diskette entitled "KMC III 27 Tier III City Plan" which diskette has previously been delivered to the Agent, as such KMC III Tier III Plan may be amended from time to time with the prior written consent of the Requisite Lenders.

     "KMC LEASING III" shall mean KMC Telecom Leasing III LLC, a Delaware limited liability company.

     "LENDERS" shall have the meaning given to such term in the heading.

     "LENDING OFFICE" shall mean, with respect to a Lender or Agent, any office, branch, subsidiary or affiliate of such Lender or Agent.

     "LEVEL 1 LENDING LIMIT" shall mean Loans in an aggregate principal amount of $125,000,000.

     "LEVEL 2 LENDING LIMIT" shall mean Loans in an aggregate principal amount of $250,000,000.

     "LIBO RATE" shall mean, for any Interest Period with respect to LIBOR Loans comprising part of the same borrowing, the rate of interest per annum equal to the per annum rate of interest displayed on the Dow Jones Market Screen Page 3750, as being the one-month, two-month, three-month or six-month, as applicable, reserve adjusted "London Interbank Offered Rate", PROVIDED, that if such rate is not displayed or published, then the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1.0%, if such rate is not such a multiple) shall be determined by the Agent as follows:


      LIBO Rate  =             Base LIBO rate
                    ---------------------------------------
                       1.00 - LIBOR Reserve Percentage

     "LIBOR INTEREST PAYMENT DATE" shall mean, with respect to a LIBOR Loan, the last day of each Interest Period applicable to such Loan, and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

     "LIBOR INTEREST RATE DETERMINATION DATE" shall mean each date of calculating the LIBO Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

     "LIBOR LOAN" shall mean a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the LIBO Rate.

     "LIBOR RESERVE PERCENTAGE" shall mean for any day for any Interest
Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) for United States domestic banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency Liabilities having a term comparable to such Interest Period.

     "LIEN" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, but excluding easements, rights of way or similar encumbrances on real property which are in the ordinary course and which do not materially affect the value, use and insurability of title of such real property.

     "LOAN"  shall  mean any  loan  made to any  Borrower  pursuant  to  Section
2.01(a).

     "LOAN DOCUMENTS" shall mean all agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, Interest Rate Agreements between any Borrower, KMC Holdings or KMC IHC and the Agent, the Collateral Agent or the Lenders and all other written matter whether heretofore, now, or hereafter executed by or on behalf of any Borrower or any other Person in connection with the transactions contemplated hereby and delivered to the Agent, the Collateral Agent or the Lenders, together with all agreements and documents referred to therein or contemplated thereby; PROVIDED, that the documents executed in connection with the purchase by the Agent or any Lender of Equity Interests in KMC Holdings shall not constitute Loan Documents.

     "LUCENT" shall mean Lucent Technologies Inc., a Delaware corporation.

     "LUCENT PURCHASE AGREEMENT" shall mean General Agreement as amended dated as of December 22, 1998 among KMC III and certain KMC III Affiliates and Lucent for the purchase of Telecommunications Equipment, as such Agreement may be modified or amended from time to time.

     "MANAGEMENT AGREEMENT" shall mean the Management Agreement dated as of December 18, 1998, as amended as of January 29, 1999, among KMC Holdings, KMC III, KMC Leasing III, KMC Telecom International, Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom Leasing II LLC and KMC IHC.

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect upon the condition (financial or otherwise), operations or properties of such Person, or upon the ability of such Person to perform under the Loan Documents.

     "MAXIMUM RATE" shall have the meaning given to such term in SECTION 2.12.

     "MORTGAGES" shall mean mortgages or deeds of trust in favor of the Collateral Agent, with respect to any Borrower's (i) owned Real Property and
(ii) other interests in those items of real property and Easements, as specified by the Collateral Agent, which mortgages and deeds of trust shall be in form and substance satisfactory to the Agents.

     "MULTIEMPLOYER  PLAN"  shall  mean a  "multiemployer  plan" as  defined  in
Section  4001(a)(3) of ERISA which is, or within the  immediately  preceding six
(6) years was, contributed to by any Borrower or an ERISA Affiliate.

     "NET INCOME" shall mean, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "NOTE" shall mean a promissory note of the Borrowers substantially in the form of Exhibit E attached hereto.

     "NOTICE OF BORROWING" shall mean a notice substantially in the form of EXHIBIT H-1 attached hereto.

     "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning given to such term in SECTION 2.06(B).

     "OBLIGATIONS" shall mean all the obligations of any Borrower now or hereafter existing under this Agreement or any other Loan Document to which any Borrower is a party, whether for principal, interest, fees, expenses, reimbursement, indemnification or otherwise. Obligations shall include, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, and paralegals' fees which accrue after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Borrower, in each case, whether or not allowed in such proceeding.

     "PARTICIPANTS"  shall  have  the  meaning  given  to such  term in  SECTION
11.08(B).

     "PAYMENT ACCOUNT" shall mean an account of the Agent as designated from time to time by the Agent by notice to the Borrowers and the Lenders.

     "PAYMENT DATE" shall mean the first day of January, April, July and October in each calendar year, but if any such date is not a Business Day, the next succeeding Business Day, commencing April 1, 1999.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "PERIODIC   REPORTING   CERTIFICATE"   shall  mean  a  periodic   reporting
certificate in the form of EXHIBIT F attached hereto.

     "PERMITTED  LIENS"  shall  have the  meaning  given to such term in SECTION
6.01.

     "PERSON" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

     "PLAN" shall mean any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "PLEDGE AGREEMENT" shall mean a pledge agreement substantially in the form of EXHIBIT L attached hereto.

     "PREPAYMENT PREMIUM" shall mean(a) with respect to the period commencing on the Initial Funding Date and ending on the first annual anniversary thereof, three percent (3.0%) of the amount prepaid, (b) with respect to the period commencing thereafter and ending on the second annual anniversary of the Initial Funding Date, two percent (2.0%) of the amount prepaid, (c) with respect to the period commencing thereafter and ending on the third annual anniversary of the Initial Funding Date, one percent (1.0%) of the amount prepaid, and (d) at all times thereafter, $0.

     "PRINCIPAL PAYMENTS" shall mean, for any period, total required Debt amortization (including, without limitation, the principal payments attributable to capital leases) determined on a combined basis, without duplication, for the Borrowers in accordance with GAAP.

     "PRO RATA SHARE" shall mean with respect to all matters relating to any Lender the percentage obtained by dividing (1) at any time prior to the date on which the Loans are funded, the Commitment Amount of such Lender by the Commitment Amount of all Lenders, and (2) on and after the date on which the Loans are funded, the aggregate outstanding principal balance of the Loans held by such Lender, by the aggregate outstanding principal balance of the Loans held by all Lenders.

     "PUC" shall mean any state Governmental Authority having utility or telecommunications regulatory authority over any Borrower or any System.

     "PURCHASE DEBT" shall have the meaning given to such term in SECTION 6.13(IV).

     "QUALIFIED INTERCOMPANY LOAN" shall mean a loan to a Borrower from KMC Holdings or KMC IHC, which loan is expressly subordinated to the Obligations on terms and conditions satisfactory to the Agent, has a maturity date occurring on or after the third annual anniversary of the Termination Date, and requires no cash payment of principal or interest prior to the scheduled maturity date of such loan.

     "REAL PROPERTY" shall have the meaning given to such term in SECTION 3.20.

     "REFERENCE  BANK"  shall  mean (i) if  Lucent  is the  Agent,  First  Union
National Bank and (ii) if Lucent is no longer the Agent, such financial institution as the Agent may designate (and which may be the Agent or any Affiliate of the Agent), PROVIDED, that such financial institution shall be a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a foreign commercial banking institution, and, in each case, has combined capital and surplus of at least $250,000,000.

     "REGISTER"   shall  have  the  meaning   given  to  such  term  in  SECTION
11.08(C)(III).

     "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

     "REMEDIAL ACTION" shall mean actions required to (1) clean up, remove, treat or in any other way address Contaminants in the environment; (2) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (3) perform preremedial studies and investigations and postremedial monitoring and care.

     "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043 of ERISA unless the reporting requirement with respect to such reportable event has been waived by the PBGC or other appropriate Governmental Authority.

     "REQUIRED CONTRIBUTION" shall have the meaning assigned to such term in the KMC Holdings Guaranty.

     "REQUISITE LENDERS" shall mean (i) so long as Lucent shall hold not less than 66 2/3% of the Loans and Commitments, Lucent and Lenders holding a majority of the remaining Loans and Commitments and (ii) if Lucent shall no longer hold at least 66 2/3% of the Loans and Commitments, Lenders holding at least 66 2/3 of the Loans and Commitments.

     "SOLVENT"  shall mean,  at any time of  determination,  with respect to any
Person:

          (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or mature liability.

     "STEP DOWN DATE" shall mean the date on which the Borrower has completed Systems in 18 of 27 Tier 3 III cities.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the such Person for financial statement purposes.

     "SWITCH EQUIPMENT" shall mean telecommunications switches and associated electronics.

     "SYSTEM" shall mean each telephone, telecommunications or information system (including, without limitation, any voice, video transmission, data or Internet services) and any related, ancillary or complementary services, as described in the KMC III Tier III Plan or the KMC III Tier III-Tier IV Plan, and all replacements, enhancements or additions thereto.

     "TAX SHARING AGREEMENT" shall mean that certain Tax Allocation Agreement dated as of December 18, 1998, amended as of January 29, 1999, among KMC Holdings, KMC III, KMC Telecom International, Inc., KMC Telecom II, Inc., KMC Telecom Inc., KMC Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom Leasing II LLC, KMC Leasing III and KMC IHC.

     "TAXES" shall mean any and all license, documentation, recording and registration fees, and all taxes, including, without limitation, income (other than net income taxes, franchise taxes and capital taxes imposed on the Lenders, the Agent or the Collateral Agent other than by withholding), gross receipts, sales, value-added, use, excise, personal property (tangible and intangible), real estate and stamp, documentary, transfer or recording taxes, levies, imposts, deductions, duties, assessments, fees, charges, and withholdings of any nature whatsoever, whether or not presently in existence, together with any penalties, fines, additions to tax, or interest thereon, imposed by any taxing authority or other Governmental Authority.

     "TELECOMMUNICATIONS EQUIPMENT" shall mean fiber optic cable, Lucent 5-ESS Switch Equipment or other comparable Switch Equipment manufactured by Lucent, transmission equipment and other ancillary equipment necessary for the installation and operation of a switch room or central office and co-location with other telecommunications providers that will enable a Borrower to offer telephony services, including voice, data and video, as well as all software and hardware associated with the network operating center and back office systems (including operations support systems, billing systems and data services), together with all related support, construction and installation costs associated with an operational system and services set forth in SCHEDULE 1.01(A) connected therewith, provided that such costs (other than the cost of any services set forth on SCHEDULE 1.01(A)) are capitalized in accordance with GAAP.

     "TEMPORARY CASH INVESTMENTS" shall mean (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Ratings Service and A-2 by Moody's Investors Service, Inc. maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding CLAUSES (I) and
(II).

     "TERMINATION DATE" shall mean January 1, 2007.

     "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to a Benefit Plan; (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which any Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any Borrower or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

     "THIRD PARTY INTERACTIVES" shall mean all Persons with whom any Borrower exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

     "TIER III CITIES" shall mean cities each with a population between 100,000 and 750,000 in which KMC III shall operate a System.

     "TIER IV CITIES" shall mean cities served out of a KMC III Tier III
City.

     "TOTAL DEBT" shall mean, with respect to the Borrowers, at any date, the sum of the following, determined on a combined basis without duplication: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred purchase price of property or services (exclusive of any rent for real property pursuant to a lease that would not be capitalized in accordance with GAAP), including, but not limited to, all obligations under non-competition agreements, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations as lessee under capital leases (exclusive of the interest component thereof that is not capitalized) (d) all Debt of any other Person secured by a Lien on any asset of any Borrower, (e) all guaranty obligations, (f) all obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn and banker's acceptances issued for the account of any Borrower, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities at any time prior to the third annual anniversary of the Termination Date, and (h) all termination payments which would be due and payable by any Borrower thereof pursuant to any Interest Rate Agreement or hedging agreement. "Total Debt" shall not include any intercompany Debt between the Borrowers, or any Borrower and KMC Holdings or any Borrower and KMC IHC.

     "TOTAL LEVERAGE RATIO" shall mean the ratio of (i) Total Debt as of the last day of any fiscal quarter, to (ii) the product of (A) two multiplied by (B) EBITDA of the Borrowers on a combined basis for the most recently ended six month period.

     "TRIGGER  DATE"  shall mean the date on which KMC III shall  have  fourteen
(14) Completed Systems.

     "VOTING STOCK" shall mean securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "YEAR 2000 CORRECTIVE ACTIONS" shall mean, as to each Borrower, all actions necessary to eliminate such Borrower's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

     "YEAR 2000 CORRECTIVE PLAN" shall mean, with respect to each Borrower, a comprehensive plan to eliminate all of its Year 2000 Problems on or before September 30, 1999, including without limitations (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

     "YEAR 2000 DATE-SENSITIVE SYSTEM/COMPONENT" shall mean any system software, network software, applications software, database, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client system, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

     "YEAR 2000 IMPLEMENTATION TESTING" shall mean, as to each Borrower, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and a system wide basis, (ii) the performance of test and validation procedures regarding data exchanges among the Borrowers' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective
Actions, the need for which has been demonstrated by test and validation procedures.

     "YEAR 2000 PROBLEMS" shall mean with respect to each Borrower limitations on the capacity or readiness of any such Borrower's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Borrowers and exchanges of information among the Borrowers and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     SECTION 1.02. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles ("GAAP") applied on a consistent basis.

     SECTION 1.03. OTHERS DEFINED IN NEW YORK UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "CODE") to the extent the same are used or defined therein.


                                   ARTICLE II
                                      LOANS

     SECTION 2.01. AGREEMENT TO LEND. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make term loans to the Borrowers, from time to time, on and after the Initial Funding Date and until but not including the Commitment Termination Date in an aggregate amount not to exceed such Lender's Commitment Amount; PROVIDED that (i) until the Borrowers shall have satisfied the condition in SECTION 4.03, the maximum amount of Loans that may be borrowed from the Lenders shall not exceed $125,000,000 and (ii) until the Borrowers shall have satisfied the conditions set forth in SECTION 4.04, the maximum amount of Loans that may be borrowed from all Lenders shall not exceed $250,000,000.

     (b) Loans which are repaid or prepaid may not be reborrowed.

     SECTION 2.02. LOANS. (a) The proceeds of the Loans made by Lucent under this Agreement shall be used by the Borrowers solely to purchase Telecommunications Equipment manufactured or produced by Lucent and to pay transactions costs incurred in connection with the execution, delivery and performance of the Loan Documents; PROVIDED that

            (i) if the Borrower shall fail to raise, on or prior to the six month anniversary of the Initial Funding Date, at least $200,000,000 of additional funded equity (other than Disqualified Stock) or High Yield Debt but shall have contributed any amounts so raised to KMC IHC and KMC IHC shall have contributed such amounts to KMC III as either additional funded equity or Qualified Intercompany Loans, the aggregate principal amount of the Loans that the Borrower may use for Telecommunications
      Equipment not manufactured or produced by Lucent shall not exceed the lesser of

                    (x) the sum of (1) the aggregate  amount of Commitments that
               Lucent shall have syndicated to one or more financial institutions without recourse to or credit support from Lucent PLUS (2) $37,500,000 and

                    (y) 35% of the  aggregate  principal  amount  of the  Loans outstanding, or

          (ii) if the Borrower shall have raised at least $200,000,000 of such additional funded equity (other than Disqualified Stock) or High Yield Debt the net proceeds of which shall have been contributed as set forth in clause (i) above, the aggregate principal amount of the Loans that the Borrower may use for Telecommunications Equipment not manufactured or produced by Lucent shall not exceed the lesser of

                    (x ) the aggregate  amount of Commitments  that Lucent shall have syndicated to one or more financial institutions without recourse to or credit support from Lucent and

                    (y ) 35% of the  aggregate  principal  amount  of the  Loans outstanding.

Except as set forth in SCHEDULE 1.01(A), Loans with respect to Telecommunications Equipment purchases may not be made to finance (1) soft costs (including installation, delivery and engineering costs) in excess of fifteen percent (15%) of the invoiced price for the related Switch Equipment or (2) any support or installation costs associated with an operational system that would not be capitalized in accordance with GAAP.

     (b) Each Base Rate Loan shall be in a minimum principal amount of $1,000,000. Each LIBOR Loan shall be in a minimum principal amount of $5,000,000.

     (c) In any calendar month not more than one Loan may be requested.

     SECTION 2.03. PROCEDURE FOR LOAN REQUEST AND BORROWING COMMITMENT. (a) A Borrower requesting a Loan shall deliver to the Agent a Notice of Borrowing substantially in the form of EXHIBIT H-1 attached hereto on or before 11:00 a.m. (New York time) at least five (5) Business Days prior to the date on which such Loan is requested to be made if such Loan is requested to be a LIBOR Loan and at least three (3) Business Days prior to the date on which such Loan is requested to be made if such Loan is requested to be a Base Rate Loan, which notice, once given, shall be irrevocable; PROVIDED, that a Notice of Borrowing requesting a Cash Advance (as hereinafter defined) must be received by the Agent at least seven (7) Business Days prior to the date on which such Cash Advance is requested to be made if the amount of the requested Cash Advance is greater than $50,000,000 and PROVIDED, FURTHER, that in no event may the amount of any requested Cash Advance exceed $100,000,000. The Loans may be made (i) in cash in accordance with the provisions of SECTION 2.03(B) (a "Cash Advance") and/or (ii) by means of a credit against amounts due to Lucent under the Lucent Purchase Agreement (or other agreement with Lucent), in accordance with the provisions of
SECTION 2.03(C) (a "Credit Advance"). The Loans made on the Initial Funding Date shall be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into LIBOR Loans in the manner provided in SECTION 2.06 and subject to the other conditions and limitations therein set forth and set forth in this
ARTICLE II. In the case of a Loan the proceeds of which will be used to purchase or reimburse any Borrower for Telecommunications Equipment (including any Telecommunications Equipment being purchased or reimbursed under the Lucent Purchase Agreement), the Notice of Borrowing delivered to the Agent will include a schedule supporting one hundred percent (100%) of Telecommunications Equipment requested to be funded. To the extent any portion of the Loans are not used to fund Telecommunications Equipment manufactured or produced by Lucent, such schedule will detail all invoices for equipment, third party labor, permits, other third party costs and all capitalized internal costs of the Borrowers with respect to such Telecommunications Equipment permitted under GAAP. All invoices over $25,000 will be attached to such schedule and delivered to the Agent and when combined with the above-described capitalized internal costs will support seventy percent (70%) of the total requested funding. In addition, if the Telecommunications Equipment is being purchased or reimbursed under the Lucent Purchase Agreement, and the Agent so requests, a certificate of delivery and acceptance in the form of EXHIBIT P shall be attached to the Notice of Borrowing. In the case of a Loan the proceeds of which will be used to pay or reimburse any Borrower for transaction costs, the Notice of Borrowing will include a copy of the invoice from the provider of the service or other appropriate supporting documentation. The Notice of Borrowing shall, with respect to any Loans requested, specify whether such requested Loans are to be made as Cash Advances or Credit Advances, are to bear interest as Base Rate Loans or LIBOR Loans, and if such requested Loans are to be LIBOR Loans, the requested Interest Period for such Loans.

     (b) If any Notice of Borrowing requests that a Cash Advance be made on the date specified therein to finance amounts theretofore paid by any Borrower (other than with the proceeds of Loans) under invoices submitted to the Borrower, such Notice of Borrowing shall identify such invoices pursuant to
SECTION 2.03(A), and, in accordance with SECTION 2.03(D), each Lender will make available to the Agent such Lender's Pro Rata Share of such Cash Advance. Notwithstanding the foregoing, Lucent shall have the right, upon giving the Borrower not less than 30 days prior written notice, to require that the Borrower request Cash Advances to finance amounts previously paid by the Borrower (other than with the proceeds of Loans) under invoices submitted to the Borrower by Lucent pursuant to the Lucent Purchase Agreement.

     (c) If any Notice of Borrowing requests that a Credit Advance be made on the date specified therein to finance amounts then due under invoices submitted to a Borrower, such Borrowing Notice shall identify such invoices pursuant to
SECTION 2.03(A), and, in accordance with SECTION 2.03(D), each Lender (other than Lucent) will make available to the Agent such Lender's Pro Rata Share of such Credit Advance.

     (d) The Agent agrees, promptly upon receipt of a Notice of Borrowing, to notify each Lender of the date and amount of the Loan proposed thereunder and the amount of such Lender's Pro Rata Share therein. So long as no Event of Default has occurred and is continuing and upon fulfillment of the applicable conditions set forth in ARTICLE IV, each such Lender (other than Lucent in the case of a Credit Advance) severally agrees, on or before 12:00 P.M. (New York time) on the date of each proposed Loan, to pay into the Payment Account, an amount equal to such Lender's Pro Rata Share of such Loan in dollars and in same day funds. After the Agent's receipt of such Lender's Loan proceeds, the Agent shall make available such proceeds to the Borrower requesting the Loan (in the case of a Cash Advance), Lucent (in the case of a Credit Advance) or the Person entitled to payment thereof at the bank account(s) specified in the Notice of Borrowing on the date specified in such Notice of Borrowing in Dollars in immediately available funds, it being understood that Lucent shall have no obligation to make available to the Agent any funds for any Loan in respect of a Credit Advance.

     (e) Unless the Agent has received written notice from a Lender prior to the date of any proposed Loan that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Loan, the Agent may, but is not obligated to, assume that such Lender has made its Pro Rata Share of such Loan available to the Agent on the date of such Loan in accordance with PARAGRAPH (D) above, and the Lenders may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, the Agent will be entitled to recover such amount on demand from such Lender or the Borrower which received the proceeds of such Loan without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent either by such Borrower or such Lender, at, (1) in the case of such Borrower, the interest rate applicable to such Loan, and (2) in the case of such Lender, the Federal Funds Effective Rate. Nothing in this SECTION 2.03(E) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. Without limiting the foregoing, with respect to any Lender which for any reason fails to make timely payment to the Agent of its Pro Rata Share of any Loan, the Agent, in addition to other rights and remedies which it may have, shall be entitled to withhold or set off from any payments due to such Lender hereunder, an amount equal to the Pro Rata Share required to have been paid by such Lender plus interest as described above, and to withhold from such Lender any right of consent provided to such Lender by ARTICLE V or VI of this Agreement and to bring an action or suit against such Lender in a court of competent jurisdiction to recover such Pro Rata Share thereof and any related interest thereon. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's applicable Pro Rata Share of such Loan for purposes of this Agreement. If both such Lender and such Borrower shall have repaid the corresponding amount, the Agent shall promptly return to such Borrower its corresponding amount.

     SECTION 2.04. THE NOTES. Each Borrower shall execute and deliver to each Lender a Note to evidence the Commitment of that Lender. Each Note shall be in the principal amount of the Commitment Amount of the applicable Lender, dated the Initial Funding Date, stated to mature on the Termination Date and substantially in the form of EXHIBIT E. The Notes payable to a Lender shall represent the obligation of the Borrower to pay the amount of each Lender's Commitment Amount or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Loans to the Borrower together with interest thereon as prescribed in SECTION 2.05. The aggregate principal amount of all the Notes shall not exceed the aggregate Commitments of all the Lenders. The Agent is hereby authorized by such Borrower to record in the Register the date and amount of each Loan made to such Borrower, and to record therein the date and amount of each payment on each Loan made to such Borrower, and such recordation shall be conclusive evidence against such Borrower of the amounts owing to the Lenders with respect to the Loans in the absence of manifest error; PROVIDED, that the failure of the Agent to register any such information on such schedule shall not in any manner affect the obligation of such Borrower to repay the Loans made to such Borrower in accordance with the terms of this Agreement.

     SECTION 2.05. INTEREST ON LOANS. (a) GENERAL. Subject to the provisions of SECTIONS 2.05(B), 2.06 and 2.07, each Loan shall bear interest at the rate per annum equal to (i) the Base Rate plus the Applicable Margin, computed on the basis of a 365 or 366 day year, as applicable, or (ii) the LIBO Rate plus the Applicable Margin, computed on the basis of a 360 day year, as selected by the requesting Borrower in the Notice of Borrowing and the Notice of Continuation/Conversion with respect to such Loan.

     (b) DEFAULT INTEREST. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder on its due date and such default shall continue uncured for three days, then the Borrowers shall, on demand, from the Agent, thereafter pay interest on all Loans at a rate that is four percent (4.00%) per annum above the rates of interest otherwise payable on all the Loans (assuming the Total Leverage Ratio is greater than 12.0 to 1.0) from the date such payment is due to the date such payment default is either cured or waived in writing by the Requisite Lenders. If any other Event of Default shall occur and be continuing and shall be declared by the Agent upon the direction of the Requisite Lenders, then the Borrowers shall, on demand, thereafter pay interest on all the Loans at a rate that is two percent (2.00%) per annum above the rates of interest otherwise payable on the Loans (assuming the Total Leverage Ratio is greater than 12.0 to 1.0) from the date of the occurrence of such Event of Default until the date such Event of Default has been cured or waived in writing by the Requisite Lenders; PROVIDED that if an Event of Default described in the first sentence of this CLAUSE (B) shall occur at any time that an Event of Default described in this second sentence has occurred and is continuing, then the rate of interest described in the first sentence of this CLAUSE (B) shall apply. After the occurrence and during the continuance of any Event of Default, the Borrowers shall be subject to the limitations on borrowings of, conversions into and continuations as LIBOR Loans set forth in SECTION 2.06(A).

     SECTION 2.06. CONVERSION OR CONTINUATION.  (a) Subject to the provisions of
SECTION 2.07, each Borrower shall have the option (i) to convert all or any part of its outstanding Loans, in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, from Loans that are Base Rate Loans to LIBOR; (ii) to convert all or any part of its outstanding Loans from LIBOR Loans to Base Rate Loans on the expiration of the Interest Period applicable thereto; and (iii) upon the expiration of any Interest Period applicable to its outstanding LIBOR Loan to continue all such LIBOR Loans as a LIBOR Loan; PROVIDED that no outstanding Loans may be converted into, or continued as, LIBOR Loans when any Default or Event of Default has occurred and is continuing.

     (b)  Whenever a Borrower  elects to convert or  continue  Loans  under this
SECTION 2.06, such Borrower shall deliver to the Agent a written notice substantially in the form of that attached hereto as EXHIBIT H-2 (a "NOTICE OF CONVERSION/ CONTINUATION"), signed by an authorized officer of such Borrower (i) no later than 10:00 a.m. (New York time) two (2) Business Days in advance of the requested conversion date, in the case of a conversion into Base Rate Loans, and
(ii) no later than 10:00 a.m (New York time) three (3) Business Days in advance of the requested conversion or continuation date, in the case of a conversion into, or continuation of, LIBOR Loans. The Notice of Conversion/Continuation shall specify (1) the conversion or continuation date (which shall be a Business
Day), (2) the amount and type of the Loans to be converted or continued, (3) the nature of the requested conversion or continuation, and (4) in the case of a conversion into, or continuation of, LIBOR Loans, the requested Interest Period. Promptly after receipt of a Notice of Conversion/Continuation pursuant to this
SECTION 2.06(B), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested conversion or continuation. In the event that a Borrower should fail to provide a Notice of

Conversion/Continuation with respect to any LIBOR Loans as provided above, such Loans, on the last day of the Interest Period with respect to such Loans, shall convert to Base Rate Loans.

     (c) Any Notice of Conversion/Continuation for conversion to, or continuation of, Loans made pursuant to this SECTION 2.06 shall be irrevocable and the applicable Borrower shall be bound to convert or continue in accordance therewith.

     SECTION 2.07. SPECIAL PROVISIONS GOVERNING LIBOR LOANS. Notwithstanding any other provisions to the contrary contained in this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

     (a) AMOUNT OF LIBOR LOANS. Each continuation of or conversion to LIBOR Loans shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

     (b)  DETERMINATION  OF INTEREST  PERIOD.  By giving  notice as set forth in
SECTION 2.06(B), a Borrower shall have the option, subject to the other provisions of this SECTION 2.07, to specify whether the Interest Period for such LIBOR Loan shall be a one, two, three or six month period. The determination of Interest Periods shall be subject to the following provisions:

          (i) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the preceding Interest Period expires.

           (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; PROVIDED that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day.

          (iii) A Borrower may not select an Interest Period for any LIBOR Loan, which Interest Period expires later than the maturity date of such Loan.

           (iv) A Borrower may not select an Interest Period with respect to any portion of such Borrower's Loans which extends beyond an installment payment date for such Loans unless, after giving effect to such selection, the portion of such Loans not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

            (v) There shall be no more than four (4) Interest Periods in effect at any one time.

     (c) DETERMINATION OF INTEREST RATE. As soon as practicable after 10:00 a.m. (New York time) on the LIBOR Interest Rate Determination Date, the Agent shall determine (which determination, absent manifest error, shall be presumptively correct) the interest rate for the LIBOR Loans for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower. In the event that on any LIBOR Interest Rate Determination Date the Agent shall have determined (which determination, absent manifest error, shall be presumptively correct and binding upon all parties) that:

            (i) adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed; or

           (ii) the LIBO Rate plus the Applicable Margin for any Interest Period for such Loans will not adequately reflect the cost to any Lender of making, funding or maintaining its LIBOR Loan for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lender, whereupon:

            (A) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

            (B) the obligation of the Lenders to make, or to convert Loans into, LIBOR Loans shall be suspended until the Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, (i) the obligation of the Lenders to make, or to convert Loans into or to continue Loans as, LIBOR Loans shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrowers shall on the termination of the Interest Period then applicable thereto, or on such earlier date required by law, prepay in full all LIBOR Loans then outstanding together with accrued interest thereon, or convert all such LIBOR Loans into Base Rate Loans in accordance with SECTION 2.06.

     (e) COMPENSATION. In addition to such amounts as are required to be paid by the Borrowers pursuant to the other Sections of this ARTICLE II, the Borrowers agree to compensate any Lender for all losses, expenses and liabilities, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBOR Loans (including the Applicable Margin component thereof) to the Borrowers, which such Lender may sustain (i) if for any reason a funding of any LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 2.06 as a result of any act or omission of any Borrower,
(ii) if any voluntary or mandatory prepayment of any LIBOR Loans occurs for any reason on a date which is not the last scheduled day of an Interest Period,
(iii) as a consequence of any required conversion of LIBOR Loans to Base Rate Loans as a result of any of the events indicated in SECTION 2.07(D), or (iv) as a consequence of any other failure by the Borrower to repay LIBOR Loans when required by the terms of this Agreement.

     (f) BOOKING OF LIBOR LOANS; DISCRETION AS TO MANNER OF FUNDING. The Lenders may make, carry or transfer LIBOR Loans at, to, or for the account of, any of their respective branch offices or the office of any of their respective affiliates. Each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits of Dollars in the London Interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the LIBO Rate for such Interest Period.

     SECTION 2.08. PAYMENTS. (a) Interest on each LIBOR Loan shall be payable in arrears on each LIBOR Interest Payment Date and, if such LIBOR Loan is paid in full other than on such LIBOR Interest Payment Date, on such other date. Interest on each Base Rate Loan will be payable in arrears on each Payment Date and, if such Base Rate Loan is paid in full other than on such Payment Date, on such other date.

     (b) Subject to the provisions of SECTIONS 2.09 and 9.02, the outstanding principal balance of the Loans made to the Borrowers shall be payable in twenty consecutive quarterly payments commencing on the Payment Dates set forth in Annex C. On each such Payment Date, the Borrowers shall pay an amount equal to the product of the percentage set forth on Annex C opposite such Payment Date multiplied by the aggregate principal amount of the Loans made.

     (c) Payments made with respect to the Loans by each Borrower shall be applied by the Agent first to unpaid and accrued fees and interest and then to the outstanding unpaid principal balance of the Loans of such Borrower;
PROVIDED, that upon the occurrence and during the continuance of an Event of Default, all payments and prepayments with respect to the Obligations and all proceeds of Collateral shall be applied in the following order by the Agent; (it being understood that the order of priority set forth in the following clauses may be altered upon direction from the Requisite Lenders to the Agent):

     (1) first, to pay Obligations in respect of any expenses then due and payable by the Borrowers to the Agents or the Lenders;

     (2) second, to pay Obligations in respect of any reimbursement or indemnities then due and payable to the Agents or the Lenders;

     (3) third, to pay Obligations in respect of any fees due and owing to the Agent or the Collateral Agent;

     (4) fourth, to pay Obligations in respect of the commitment fee and any other fees and commissions then due and owing to the Agents or the Lenders;

     (5) fifth, to pay Obligations in respect of any accrued and unpaid interest due in respect of Loans;

     (6) sixth, to pay termination payments due and payable pursuant to any Interest Rate Agreement or other hedging agreement;

     (7) to the ratable payment or prepayment of principal of any outstanding Loans; and

     (8) to the ratable payment of all other Obligations.

     SECTION 2.09. OPTIONAL AND MANDATORY PREPAYMENT OF LOANS; OPTIONAL AND MANDATORY REDUCTION OF COMMITMENT AMOUNT. (a) Provided that no Event of Default has occurred and is continuing, the Borrowers shall have the right upon the provision of sixty (60) days' prior written notice to the Agent, which notice, once given, shall be irrevocable, on any Payment Date with respect to any Base Rate Loans and on the last day of the applicable Interest Period with respect to any LIBOR Loans, to prepay the outstanding principal of the Base Rate Loans in a minimum principal amount of $1,000,000 and increments of $250,000 in excess thereof, or the outstanding principal of the LIBOR Loans in a minimum principal amount of $5,000,000 and increments of $1,000,000 in excess thereof, together, in each case, with accrued interest thereon and the aggregate Prepayment Premium applicable thereto. The amount of principal so prepaid shall be applied to the remaining principal payments of the type of Loans prepaid (i.e. Base Rate Loans or LIBOR Loans) in the inverse order of maturity.

     (b) Upon the occurrence of any Event of Loss in excess of $1,000,000 with respect to any item of Collateral that is not repaired or replaced, or any Events of Loss which, in the aggregate, exceed $5,000,000 with respect to any item or items of Collateral that are not repaired or replaced (in each case, other than an item of Collateral no longer used or useful in the Business) such that after such repair or replacement it has a value at least equal to its value prior to the occurrence of such Event of Loss, the Borrower shall make a principal prepayment within thirty (30) days of such Event of Loss in an amount equal to the replacement value of the item of Collateral which suffered such Event of Loss, together with accrued interest thereon (but without the

Prepayment Premium) with such principal payment to be applied, to outstanding principal balance of the Loans.

     (c) The Borrowers shall prepay Loans in a principal amount equal to (i) all the net proceeds of any sales of assets of any Borrower other than sales in the ordinary course of business, which proceeds are not reinvested within 270 days after receipt thereof in replacement assets, plus, in the case of any Loans held by Lenders other than Lucent, the applicable Prepayment Premium, and (ii) the proceeds of insurance policies paid to any Borrower and not applied within 270 days after any such payment to replacing, rebuilding or restoring the Collateral which was the subject of insurance loss, without any Prepayment Premium, in each case, within five (5) days after the expiration of the applicable 270 day period.

     (d) Provided that no Event of Default has occurred and is continuing and that the Borrower can demonstrate to the Agent that it has adequate funds as to ensure that all work to be performed with respect to any System then under construction shall be performed and that each such System shall be a Completed System on or before December 31, 2000, the Borrowers shall have the right upon the provision of thirty days' prior written notice to the Agent, which notice, once given, shall be irrevocable, on any Payment Date, to reduce the Commitment Amount of all the Lenders. Each such reduction shall be in a minimum principal amount of $1,000,000 and increments of $250,000 in excess thereof.

     (e) Any reduction in the Commitment Amount of all the Lenders shall be allocated to each Lender based on its Pro Rata Share. All prepayments of principal shall be applied to the remaining principal payments of the type of Loans prepaid in the inverse order of maturity.

     SECTION 2.10. FEES. (a) The Borrowers shall pay and the Borrowers shall be jointly and severally liable to the Agent for the account of the Lenders for payment of a nonutilization fee calculated on a per annum basis and equal to (1) in the case of each Lender other than Lucent, the product of (x) 1.25% per annum multiplied by (y) the average unused Commitment Amount of such Lender for the quarterly period preceding a Payment Date (PROVIDED that until the conditions set forth in SECTION 4.03 and SECTION 4.04 have been satisfied, such nonutilization fee shall be paid only on the Commitment Amount which together with Loans then outstanding aggregate $250,000,000) and (2) in the case of Lucent, the product of (x) 1.25% per annum multiplied by (y) the lesser of (A) the average of the unused Commitment Amount of Lucent and (B) the average of the excess of (I) $250,000,000 over (II) the principal amount of Loans held by Lucent, in each case, for the quarterly period preceding a Payment Date. Such fees shall be payable on each Payment Date following such last day of a quarter beginning on the Payment Date following the Closing Date until and including the Payment Date following the Commitment Termination Date:

In the event that at any time the Borrowers fails to comply with the requirements of SECTION 2.03(D) for any calendar year, the nonutilization fees shall be increased by 100 basis points for the entire calender year with payment of such increment in the nonutilization fee being due and payable not later than the last Business Day of such calendar year.

     (b) The Borrowers shall pay and the Borrowers shall be jointly and severally liable to the Agent and the Collateral Agent, for payment of an annual administrative fee and a collateral monitoring fee at the times and in the amounts set forth in the Fee Letters.

     (c) The Borrowers shall on the Closing Date pay the Agent the underwriting fee and the structuring fee referred to in the Fee Letter.

     (d) All fees once paid shall be nonrefundable.

     SECTION 2.11. MANNER OF PAYMENT; SPECIAL TAX CONSIDERATIONS. (a) All payments by the Borrowers hereunder and under the Notes shall be made to the Agent by wire transfer or other electronic payment method to the Payment Account or to such bank account as the Agent may designate, for the account of the Lenders in Dollars in immediately available funds by 11:00 a.m., New York time, on the date on which such payment shall be due. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or other fees ratably (other than amounts payable pursuant to SECTION 2.13) to each Lender in accordance with SECTION 10.07. Interest in respect of any Loan hereunder shall accrue from the day such Loan is made up to and including the day prior to the date on which such Loan is paid in full. Payments received after 12:00 p.m. shall not be given credit until the next Business Day, and the Borrowers shall be liable for interest, if any, accruing on such payment until the next Business Day.

     (b)(1) Any and all payments by each Borrower hereunder shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.11) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions, and (C) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to the payments by any Borrower made to the Lending Office or any other office that a Lender may claim as its Lending Office, or (z) after such Lender's selection and designation of any other Lending Office, to such payments made to such other Lending Office, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Office of such Lender in another jurisdiction so as to reduce to the greatest extent possible, but not increase, the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Office of such Lender does not, in the judgment of such Lender, otherwise materially adversely affect such Loans, such Lender's obligations under its Commitment or such Lender. Notwithstanding anything to the contrary hereunder, if a Person becomes a Lender under this Agreement pursuant to SECTION 11.08, the


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

Borrowers shall in no event be required to increase any payment pursuant to paragraph (b) of this SECTION 2.11 by an amount that would exceed the amount of any increase that would be required to be made under paragraph (b) of this
SECTION 2.11 to the assigning Lender.

     (2) The Borrowers will jointly and severally indemnify each Lender and the Agent and hold them harmless for the full amount of Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.11 or any other documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this SECTION 2.11 submitted to the Borrowers and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrowers shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

     (3) Within thirty (30) days after the date of any payment of Taxes on amounts payable hereunder by any Borrower, such Borrower will furnish to the Agent, at its address referred to in SECTION 11.01, the original or a certified copy of a receipt evidencing payment thereof.

     (4) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of such Borrower contained in this SECTION 2.11 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement.

     (5) Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrowers and the Agent on or before the effective date hereof, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 11.08, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrowers and the Agent, to the effect:

      (A) that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two original, executed copies of Form

      1001 of the IRS or any successor form) or under Section 1442 of the IRC (in which case the certificate shall be accompanied by two original, executed copies of Form 4224 of the IRS or any successor form) of receiving payments of interest hereunder exempt from or at a reduced rate of deduction or withholding of United States federal income tax, or

      (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC and intends to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the IRC with respect to payments of "portfolio interest", (i) that such Lender is not a "bank" within the meaning of Section 881(c) of the IRC, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the IRC) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the IRC), (ii) that such Lender claims complete exemption from U.S. federal withholding tax on payments of interest by the Borrowers under this Agreement and the other Loan Documents and (iii) that the Lender has received in replacement of any Note held by or assigned to it, a QFL Note in accordance with this
      SECTION 2.11(B).

Each such Lender further agrees to deliver to the Borrowers and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrowers and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Agent pursuant to this SECTION 2.11(B)(5). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen
(15) days prior to the date on which the first payment becomes payable to it hereunder or under any Note, and every third anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the IRC or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the IRC or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

     (a) that such Lender is capable of receiving payments of interest hereunder exempt from or at a reduced rate of deduction or withholding of United States of America federal income tax;

     (b) that such Lender is not capable of receiving payments of interest hereunder exempt from or at a reduced rate of deduction or withholding of United States federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrowers and will not seek any such recovery from the Borrowers; or

     (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

     Each Lender shall promptly furnish to the Borrowers and the Agent such additional documents as may be reasonably required by the Borrowers or the Agent to establish any exemption from or reduction of any Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender

     (6) For a period with respect to which a Lender has failed to provide the Agent and the Borrowers with the appropriate form described in this SECTION 2.11(B)(5) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this SECTION 2.11 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (7) Any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC and satisfies the applicable requirements of SECTION 2.11(B)(5) (a "Qualified Foreign Lender") shall upon receipt of the written request of the Agent or the Borrowers and may, upon its own written request to the Agent, exchange any Note held by or assigned to it for a qualified foreign lender Note ( a "QFL Note"). A QFL Note shall be in the form of the Note attached as Exhibit E but shall contain the following legend,"This Note is a QFL Note, and as such, ownership of the obligation represented by such QFL Note may be transferred only in accordance with Section 2.11 of the Loan and Security Agreement." Any QFL Note issued in replacement of any existing Note pursuant to this Section shall be (i) dated the Closing Date, (ii) issued in the name of the entity in whose name such existing Note was issued and (iii) issued in the same principal amount as such existing Note. Any Note replaced pursuant to this
Section is sometimes referred to herein as a "Replaced Note".

     (8) Each Borrower agrees that, upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (7) of this SECTION 2.11(B), it shall execute and deliver a QFL Note to the Agent in replacement of the Replaced Note surrendered in connection with such request conforming to the requirements of this paragraph. Each Qualified Foreign Lender shall surrender its Note in connection with any replacement pursuant to this SECTION 2.11. Upon receipt by the Agent, in connection with any replacement, of a QFL Note and the existing Note to be replaced by such QFL Note in accordance with this paragraph, the Agent shall forward the QFL Note to the Lender which has surrendered its Note for replacement by such QFL Note and shall forward the surrendered Note to the relevant Borrower marked "canceled". Once issued, QFL Notes (i) shall be deemed to and shall be "Notes" for all purposes under the Loan Documents, (ii) may not be exchanged for Notes which are not QFL Notes, notwithstanding anything to the contrary in the Loan Documents and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.

     (9) Notwithstanding anything to the contrary in the Loan Documents, the QFL Notes are registered obligations as to both principal and interest with a Borrower and transfer of the obligations underlying such QFL Note may be effected only by surrender of the QFL Note to such Borrower and either reissuance by such Borrower of such QFL Note to the transferee or issuance by such Borrower of a new QFL Note to the transferee. A QFL Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related obligation, and in no event is a QFL Note to be considered a bearer instrument or obligation. This SECTION 2.11 shall be construed so that the obligations underlying the QFL Notes are at all times maintained in "registered form" within the meaning of Sections 871(h)(2) and 881(c)(3) of the IRC.

     (c)(1) If a Borrower pays any additional amount under this SECTION 2.11 and, as a result, any Lender, together with the Agent, subsequently, in their sole discretion and based on their own interpretation of any relevant laws (but acting in good faith) receive or are granted a final and non-appealable credit against or deduction from or in respect of any tax payable by such Lender, or obtain any other final and non-appealable relief in respect of any tax, which in the opinion of such Lender and the Agent, acting in good faith, is both reasonably identifiable and quantifiable by them without requiring any Lender, the Agent or their professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so reasonably identifiable and quantifiable, being referred to as a "SAVING"), such Lender shall, to the extent that it can do so without prejudice to the retention of the Saving, reimburse such Borrower promptly after such identification and quantification with the amount of such Saving; PROVIDED, that any such Saving shall be reduced by any costs incurred by such Lender or the Agent in obtaining such Saving.

     (2) Nothing in this SECTION 2.11(C) shall require any Lender to disclose to any Person any information regarding its tax affairs or to arrange its tax and other affairs in any particular manner.

     SECTION 2.12. MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained herein, the total liability of the Borrowers for payment of interest pursuant hereto and the Notes, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Borrowers (the "MAXIMUM RATE"). If any payments by any Borrower for the account of any Lender include interest in excess of the Maximum Rate, such Lender shall apply such excess to the reduction of the unpaid principal amount owing by such Borrower, or if none is due, such excess shall be returned to such Borrower.

     SECTION 2.13. FUNDING ISSUES. (a) INCREASED COSTS. If, due to either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or (ii) compliance by any Lender after the date hereof with any final request or final directive issued after the date hereof (whether or not having the force of law) by any such Governmental Authority, central bank or comparable agency, and, as a result of any of the events set forth in the above CLAUSES (I) and (II), (x) there shall be any increase in the cost to such Lender in maintaining its Commitment under this Agreement or funding or maintaining its Pro Rata Share of the Loans under this Agreement, or (y) any Lender is subjected to any charge or withholding on its obligations hereunder, or changes in the basis of taxation of payments to any Lender in connection with any of the foregoing (except for changes in the rate of tax on overall net income of any Lender) (collectively, "INCREASED COSTS"), then the Borrowers shall, from time to time, pay, to the Agent for the benefit of such Lender within 15 days after such Lender shall have provided notice to the Agent (and the Agent shall have provided notice to the Borrowers) of such Increased Cost, an amount sufficient to compensate such Lender for such Increased Cost, as provided herein. A certificate setting forth in reasonable detail the computation of the amount of such Increased Cost (which increase in cost shall be determined by such Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), submitted to the Borrowers by such Lender, absent manifest error, shall be conclusive and binding for all purposes.

     (b) INCREASED CAPITAL. If any Lender which is subject to minimum capital requirements determines that compliance by such Lender, with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, and such Lender reasonably determines that the amount of such capital is increased by or based upon any commitment to lend hereunder or making or maintaining Loans, then, upon demand by such Person, the Borrowers agree to, within five (5) days of such demand, pay to such Person, from time to time as specified by such Person, additional amounts sufficient to compensate such Person in the light of such circumstances, to the extent that such Person reasonably determines such increase in capital to be allocable to such Person's commitment or maintenance of Loans hereunder. A certificate as to the amount of such increased cost, submitted to the Borrowers by the applicable Person, absent manifest error, shall be conclusive and binding on the Borrowers for all purposes.

     (c) REPLACEMENT OF LENDER. If any Borrower, as a result of the requirements of either SECTION 2.13(A) or SECTION 2.13(B), shall be required to pay any particular Lender (an "AFFECTED LENDER") the additional amounts referred to in such Section, which costs are not imposed by the other Lenders, and such additional amounts are material, then such Borrower shall be entitled to find a replacement Lender, reasonably acceptable to the Agents (the Agents' consent to such replacement Lender not to be unreasonably withheld), to replace the Affected Lender. The Affected Lender and the replacement Lender shall execute an Assignment Agreement with respect to all of the Affected Lender's Commitments and all Loans owing to the Affected Lender and comply with the other provisions of SECTION 11.08(c). Upon the payment by the replacement Lender to the Affected Lender of the then outstanding principal amount of Loans owing to the Affected Lender, together with accrued interest thereon, and the payment by the Borrower to the Affected Lender of any compensation required with respect to LIBOR Loans pursuant to SECTION 2.07(E), the replacement Lender shall succeed to all of the Affected Lender's rights and obligations under this Agreement and the other Loan Documents.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Agent, the Collateral Agent and the Lenders that:

     SECTION 3.01. ORGANIZATION; POWERS. (a) Such Borrower (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) is qualified to do business in the jurisdiction in which its principal place of business is located and in every other jurisdiction where such qualification is necessary;

     (b) such Borrower has the power and authority to own its properties, to carry on its business as now conducted; and

     (c) such Borrower has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents to which it is a party, to borrow hereunder, and will have the power to execute and deliver any Mortgages and Collateral Assignments of Leases or other instruments to be delivered by it subsequent to the date hereof.

     SECTION  3.02.  CORPORATE  AUTHORIZATION.   The  execution,   delivery  and
performance of this Agreement and the other Loan Documents to which such Borrower is a party, and the Loans hereunder:

     (a) have been duly authorized by such Borrower's Board of Directors or managers and, if necessary, such Borrower's stockholders or members;

     (b) (1) do not violate (i) any existing provision of law applicable to the Borrower and not immaterial to its business, (ii) such Borrower's Certificate of Incorporation or by-laws or other organizational documents, as the case may be, or (iii) any applicable order of any court or other governmental agency, and (2) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which such Borrower is a party or by which such Borrower or any of its property is bound;

     (c) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of such Borrower other than the Liens granted pursuant to this Loan Agreement or the other Loan Documents;

     (d) constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and

     (e) do not, as of the date of execution hereof, require any governmental consent, filing, registration or approval except as set forth on SCHEDULE 3.02.

     SECTION 3.03. FINANCIAL STATEMENTS. The Borrowers have furnished to the Agent and the Lenders the audited consolidated financial statements of KMC Holdings dated as of December 31, 1997, and the unaudited consolidated financial statements for the fiscal quarter ended September 30, 1998 and for the period ended October 31, 1998, which statements are attached hereto as EXHIBIT I (collectively, the "FINANCIALS"). The Financials have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and are complete and correct in all material respects. As of the date of the Financials, (a) the Financials fairly represent KMC Holdings' financial position and results of operations; and (b) there are no omissions from the Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP.

     SECTION 3.04. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the condition (financial or otherwise), operations or properties of such Borrower since the date of the Financials.

     SECTION 3.05. LITIGATION. Except as set forth on SCHEDULE 3.05, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Borrower against or affecting such Borrower or any property or rights of such Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of any Borrower to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

     SECTION 3.06. TAX RETURNS. Such Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which such Borrower shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

     SECTION 3.07. NO DEFAULTS. Such Borrower is not in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which is likely to have a Material Adverse Effect, or
(ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which such Borrower is a party or by which any of its assets are bound, which is likely to have a Material Adverse Effect.

     SECTION 3.08. PROPERTIES. Such Borrower has good and marketable title to all its material properties and assets and all Collateral of such Borrower is free and clear of all Liens of any nature whatsoever, except Permitted Liens.

     SECTION 3.09. LICENSES, MATERIAL AGREEMENTS, INTELLECTUAL PROPERTY. (a) Such Borrower has made or will make application for and expects to receive all Governmental Approvals and approvals of any Governmental Authority having jurisdiction over such Borrower, which Governmental Approvals and approvals are necessary or appropriate for the construction and operation of the Systems as contemplated in the KMC III Tier III Plan, other than immaterial municipal business permits. Such Governmental Approvals and approvals are correctly listed on SCHEDULE 3.09(A) and constitute the only material licenses, permits or franchises or other Governmental Approvals of any Governmental Authority required in connection with the Systems as are presently operating. All such Governmental Approvals are in full force and effect, are duly issued in the name of, or validly assigned to, such Borrower and such Borrower has the power and authority to operate thereunder.

     (b) SCHEDULE 3.09(B) accurately and completely lists all material agreements to which such Borrower is a party, including, without limitation, all purchase agreements, construction contracts, right of way or right of occupancy agreements, lease agreements, consulting, employment, management and related agreements. All the foregoing agreements are valid, subsisting and in full force and effect and neither such Borrower, nor, to the best of such Borrower's knowledge and belief, any other parties, are in material default thereunder. Such Borrower has given true and complete copies of all such agreements to the Agent and the Lenders.

     (c) Such Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing (the "INTELLECTUAL PROPERTY"), necessary for the conduct of its business as presently conducted without any known conflict with the rights of others. SCHEDULE 3.09(C) accurately and completely lists all Intellectual Property owned or possessed by or licensed to such Borrower. Such Borrower has entered into Intellectual Property Documents with respect to its Intellectual Property, as requested by the Agent (or the Requisite Lenders).

     SECTION 3.10. COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 3.10, the operations of such Borrower comply in all material respects with all applicable federal, state or local laws and regulations, including Environmental Laws. Except as disclosed on SCHEDULE 3.10, none of the operations of such Borrower is subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws. Except as disclosed on SCHEDULE 3.10, such Borrower neither knows nor reasonably should know that any of the operations of such Borrower is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release. Except as disclosed on SCHEDULE 3.10, the Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release. Except as disclosed on SCHEDULE 3.10, such Borrower has no contingent liability of which such Borrower has knowledge or reasonably should have knowledge in connection with any Release.

     SECTION 3.11. ERISA. Neither such Borrower nor any ERISA Affiliate of such Borrower maintains or contributes to any Plan other than a Plan listed on
SCHEDULE 3.11 hereto. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC. Except as disclosed on SCHEDULE 3.11, neither such Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither such Borrower nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan which breach could result in a Material Adverse Effect. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. Neither such Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding and which could result in a Material Adverse Effect, other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither such Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither such Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. Neither such Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

     SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Such Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. Such Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. FEDERAL RESERVE REGULATIONS. Such Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans made to such Borrower will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

     SECTION 3.14. COLLATERAL. The security interests granted by ARTICLE VIII, and the accompanying financing statements, when duly filed in the offices and jurisdictions set forth on SCHEDULE 3.14 create valid and perfected first priority Liens in and to the Collateral of such Borrower, enforceable against other Persons in all jurisdictions securing the payment, as applicable, of the Obligations hereunder. Upon filing such financing statements, to the extent that the filing of a financing statement is sufficient to perfect a security interest, no further action is required to perfect the Liens of the Agent in favor of the Lenders in the Collateral of such Borrower described in SECTION 8.01.

     SECTION 3.15. CHIEF PLACE OF BUSINESS. As of the Closing Date, the chief executive office and principal place of business address of such Borrower is 1545 Route 206, Bedminster, New Jersey 07921. If any change in any such location occurs, such Borrower shall notify the Agent thereof not later than ten days after the occurrence thereof. As of the date of execution hereof, the books and records of such Borrower and all chattel paper and all records of account are located at the principal place of business or chief executive office of such Borrower and if any change in such location occurs, such Borrower shall notify the Collateral Agent thereof not later than ten days after the occurrence thereof.

     SECTION 3.16. OTHER CORPORATE NAMES. Except as set forth on SCHEDULE 3.16, such Borrower has not used and does not now use and will not use any corporate or fictitious name.

     SECTION 3.17. INSURANCE. SCHEDULE 3.17 contains a description of all insurance which such Borrower maintains or has maintained on its behalf. All of such insurance is in full force and effect.

     SECTION 3.18. KMC III TIER III PLAN. The KMC III Tier III Plan represents good faith projections of future financial performance of the Borrowers for the periods set forth therein. Such document has been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are reasonable in light of current and reasonably foreseeable business conditions.

     SECTION 3.19. CAPITALIZATION AND SUBSIDIARIES. The classes of Equity Interests, number of authorized shares, number of outstanding shares and par values or other designations of the Equity Interests or other equity securities or beneficial interests of such Borrower are correctly set forth on SCHEDULE
3.19. All the outstanding shares of Equity Interests or other equity securities or beneficial interests of such Borrower are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no: (A) outstanding shares of Equity Interests or other equity securities or beneficial interests or other securities convertible into or exchangeable for shares of Equity Interests or other equity securities or other beneficial interests of such Borrower, (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which such Borrower may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any shares of Equity Interests or other equity securities or beneficial interests of such Borrower, or (C) Subsidiaries of such Borrower. KMC Holdings beneficially owns, directly or indirectly, all the Equity Interests of such Borrower and KMC IHC.

     SECTION 3.20. REAL PROPERTY, LEASES AND EASEMENTS. Such Borrower leases or owns the real property described on SCHEDULE 3.20. Set forth on SCHEDULE 3.20 is a list of (i) all real property leased or owned by such Borrower (the "REAL PROPERTY") and (ii) all easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Borrower not otherwise disclosed to the Collateral Agent and the Lenders on a title report delivered to the Collateral Agent and the Lenders pursuant to the terms hereof (together with all easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Borrower which are so disclosed, collectively, the "EASEMENTS"). Also set forth on SCHEDULE 3.20 is a street address of the Real Property locations described above, including a description of such properties' current use. Except as set forth in SCHEDULE 3.20, such Borrower's interests in the Real Property and the Easements are sufficient in order for such Borrower to conduct its business and operations as presently conducted.

     SECTION 3.21. SOLVENCY. After giving effect to any Loans made to such Borrower hereunder, the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions and the execution, delivery and performance of each of the Loan Documents and transactions contemplated thereby, such Borrower is Solvent and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and has no knowledge of any Person contemplating the filing of any such petition against such Borrower.

     SECTION 3.22. BROKERS, ETC. Except as otherwise described on SCHEDULE 3.22, such Borrower has not dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions being effected contemporaneously with this Agreement, and such Borrower covenants and agrees to indemnify and hold harmless the Agent, and the Lenders from and against, any broker's fee, finder's fee or commission in connection with such transactions.

     SECTION 3.23. NO MATERIAL MISSTATEMENTS. Neither any report, financial statement, exhibit or schedule furnished by or on behalf of such Borrower to the Agent, or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or included herein or therein, nor any other information required to be furnished pursuant to the provisions of ARTICLE V contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

     SECTION 3.24. YEAR 2000 PROBLEMS. Such Borrower has made a full and complete assessment of the Year 2000 Problems and has a realistic and achievable program for remediating the Year 2000 Problems on a timely basis. Based on such assessment and program, such Borrower does not reasonably anticipate that Year 2000 Problems will have a Material Adverse Effect.


                                   ARTICLE IV
                              CONDITIONS FOR LOANS

     The obligations of each Lender to make Loans hereunder are subject to the accuracy, as of the Initial Funding Date and as of the date of making of each of the Loans after the Initial Funding Date, of the representations and warranties contained in ARTICLE III (except that any representations or warranties that relate to a specified date shall only be reaffirmed as of such date) and the other Loan Documents, to the performance by such Borrower of its obligations to be performed hereunder on or before the date of such Loan and to the satisfaction of the following further conditions:

     SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS. In the case of the Loans to be made on the Initial Funding Date:

     (a) All then applicable legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and its counsel.

     (b) The Agent and the Collateral Agent, as applicable, shall have received payment in full of the fees set forth in the Fee Letter, and all the other documented out-of-pocket costs and expenses of the Agent and the Lenders incurred on or prior to the Initial Funding Date, including, without limitation, reasonable attorneys' and paralegals' fees and expenses and the fees and expenses incurred in connection with preparation of any environmental audits.

     (c) (1) The Agent and the Collateral Agent shall have received the following items, in each case in form and substance satisfactory to the Agent, the Collateral Agent and the Lenders:

          (i) the Financials;

          (ii) the KMC III Tier III Plan showing in reasonable detail and specifying any material underlying assumptions, for the subsequent nine (9) year period, the Borrower's anticipated revenues and expenses and projected statements of cash flow and information with respect to projected capital expenditures and changes in working capital over such period, and a detailed Systems construction and buildout schedule;

          (iii) certificates substantially in the form of EXHIBITS J-1, J-2 and J-3 hereto, dated the Initial Funding Date or dated the Closing Date and a reaffirmation of such certificate dated the Initial Funding Date, of the secretaries or assistant secretaries of each Borrower, KMC Holdings and KMC IHC, certifying (1) the names and true signatures of the officers authorized to sign each Loan Document to which any Borrower, KMC Holdings and KMC IHC is a party, (2) the resolutions of the Board of Directors of KMC III, KMC Holdings or KMC IHC approving the transactions contemplated by the Loan Documents to which each is a party, (3) KMC III's, KMC Holdings' or KMC IHC's bylaws, and (A) only with respect to the certificate of KMC Holdings, (x) a true and correct copy of the Indenture, (y) true and correct copies of the Management Agreement and the Tax Sharing Agreement and (z) that KMC Holdings has made the Required Contributions to and (B) only with respect to KMC IHC, that KMC IHC has made the Required Contributions to KMC III;

          (iv) the written opinions of special, regulatory and local counsel for each Borrower, KMC Holdings and KMC IHC, dated the Initial Funding Date, addressed to the Agent, the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) the Agents and its counsel, which opinions shall be substantially in the forms set forth in EXHIBITS K-1, K-2 and K-3, respectively, attached hereto;

          (v) certificates of appropriate public officials dated not more than 30 days prior to the Initial Funding Date, as to the legal existence or qualification, and good standing of each Borrower, KMC Holdings and KMC IHC from such Person's jurisdiction of organization and from the jurisdiction in which such Person has its principal place of business;

          (vi) each Borrower's, KMC Holdings' and KMC IHC's Certificate of Incorporation, as amended, modified or supplemented on or prior to the Initial Funding Date, each certified to be true, correct and complete by the Secretary of State of the state in which such Person is organized;

          (vii) completed Year 2000 questionnaire executed by the Borrower;

          (viii) the Notes duly executed and delivered by the Borrowers; and

          (ix) this Agreement duly executed and delivered by the Borrowers.

     (2) The Collateral Agent shall have received the following items in each case in form and substance satisfactory to the Collateral Agent and the Lenders:

          (i) the Pledge Agreements duly executed by (A) KMC IHC with respect to the Equity Interests in KMC III and (B) KMC III with respect to the Equity Interests in KMC Leasing III together with, in the case of KMC III, stock certificates and, in each case, undated stock powers executed in blank in form and substance satisfactory to the Collateral Agent and the Lenders;

          (ii) the KMC Holdings Guaranty, duly executed by KMC Holdings;

          (iii) the KMC IHC Guaranty, duly executed by KMC IHC;

          (iv) loss payable endorsements substantially in the form of EXHIBIT M attached hereto with respect to each Borrower's insurance policies relating to the Collateral, and insurance certificates required by SECTION 5.04(G) from nationally recognized insurance brokers with respect to each Borrower's insurance policies;

          (v) with respect to each Borrower's then existing Collection Accounts, Restricted Account Agreements substantially in the form of EXHIBIT N attached hereto, duly executed by applicable Borrower and the financial institutions maintaining the Collection Accounts;

          (vi) a Collateral Assignment of Licenses duly executed by each Borrower, together with consents to assignment of licenses and rights from Persons designated by the Collateral Agent and the Lender duly executed by such Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to the Collateral Agent and the Lenders (provided the Borrowers shall have the post-closing period provided for in SECTION 5.08 with respect to obtaining the consents to Collateral Assignment of Licenses required pursuant to such Section);

          (vii) a Collateral Assignment of Leases duly executed by each Borrower, together with consents to assignment, duly executed by the appropriate Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to the Collateral Agent and the Lenders with respect to those leased properties specified by the Collateral Agent or the Requisite Lenders, together with landlord waivers in the form of EXHIBIT D hereto executed by the appropriate landlord with respect to those leased properties specified by the Collateral Agent or the Requisite Lenders;

          (viii) completed environmental questionnaires and indemnity agreement executed by each Borrower and Phase I Environmental Reports with respect to premises described on SCHEDULE 3.10 (if any);

          (ix) an Access Agreement executed and delivered by Kamine Development Corp. with respect to the Borrower's premises located at 1545 Route 206, Suite 300, Bedminster, New Jersey in form and substance satisfactory to the Collateral Agent and the Lenders;

          (x) a Trademark Security Agreement in the form of EXHIBIT Q hereto, duly executed and delivered by the Borrowers;

          (xi) a Contribution Agreement in the form of EXHIBIT R hereto, duly executed and delivered by the Borrowers.

     (d) The Agent or the Collateral Agent, as applicable, shall have satisfactorily completed its review of any Additional Purchase Agreements, construction and maintenance contracts, right of way agreements and interconnection agreements related to the Systems being financed with the Loans made on the Initial Funding Date.

     (e) The Collateral Agent shall have received evidence satisfactory to it and the Lenders that its security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens, including by (i) filing Mortgages, the Collateral Assignment of Licenses, the Collateral Assignment of Leases, leasehold mortgages and UCC-1 financing statements in certain filing and recording offices, (ii) filing the Trademark Security Agreement in the United States Patent and Trademark Office,
(iii) obtaining consents to the Collateral Assignments of Licenses and the Collateral Assignments of Leases (provided the Borrowers shall have the post-closing period provided for in SECTION 5.08 with respect to obtaining the consents to certain Collateral Assignments of Licenses required pursuant to such

Section) and (iv) taking possession of stock certificates and other instruments, in each case, as requested by the Collateral Agent or the Requisite Lenders.

     (f) The Collateral Agent shall have received evidence satisfactory to it, including the results of searches conducted in the mortgage recording, UCC, tax Lien and judgment filing records in each appropriate filing office or jurisdiction, that there are no Liens against the Collateral except Permitted Liens.

     (g) The Agent shall have received evidence satisfactory that no Borrower has any Debt other than as described in SECTION 6.13 and that the holders of any such Debt described in CLAUSES (V) and (VII) of SECTION 6.13 have executed subordination and standstill agreements satisfactory to the Collateral Agent and the Lenders.

     (h) The Collateral Agent, as it or the Requisite Lenders may require, shall have obtained or waived in writing with respect to each real estate and material equipment lease and each mortgage of any Borrower relating to the Systems being financed with the initial Loan made after the Closing Date (i) the right from the applicable lessors and mortgagees to cure all payment defaults under such leases and mortgages by making payment directly to the applicable lessors and mortgagees and (ii) landlord waivers and consents, as the Collateral Agent or the Requisite Lenders may require, with respect to each leased facility.

     (i) The Agent shall have satisfactorily completed their due diligence investigation of the Borrowers and the Systems and the Borrowers' other assets, and their respective officers and directors including, without limitation, environmental reviews, engineering reviews, review of material agreements of the Borrowers and review of easement matters.

     (j) All right of way agreements with respect to each System under construction shall be sufficient to allow full operation of such System and, upon request of the Collateral Agent or the Requisite Lenders shall be assignable to the Collateral Agent or its designee.

     (k) KMC Holdings or KMC IHC, by either the making of capital contributions or Qualified Intercompany Loans, shall have contributed or loaned cash to KMC III in an aggregate amount equal to at least $58,500,000.

     (l) Without the prior written consent of the Lenders, there shall not have been any change in the ownership of 5% or more of the Voting Stock of KMC Holdings.

     SECTION 4.02. CONDITIONS PRECEDENT TO ALL LOANS. In the case of each Loan hereunder:

     (a) The  representations  and  warranties  of each  Borrower  set  forth in
ARTICLE III or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though such representations and warranties had been made on and as of such date, except that any representations or warranties that relate to a specified date shall only be reaffirmed as of such date.

     (b) At the time of each such Loan, and after giving effect to such Loan, each Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing.

     (c) At the time of each such Loan and after giving effect to each such Loan, there shall have been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of any Borrower since the date of the Financials.

     (d) Such Loan, when combined with Loans previously made to the Borrowers, shall not exceed the Commitment Amount.

     (e) All legal matters incident to such Loan and the Loan Documents shall be satisfactory to the Agent and its counsel.

     (f) The Agent shall have received a Notice of Borrowing for the Loan and acceptance certificate and invoices required by SECTION 2.03.

     (g) The Collateral Agent shall have first priority Liens on all personal and real property assets that comprise or relate to each System to be funded by such Loan, shall have received collateral assignments of all material third party agreements relating to such Systems, consented to by the applicable third parties, as requested by the Agents, and shall have received evidence that all necessary Governmental Approvals for such System have been obtained.

     (h) The Collateral Agent shall have received copies of such lien waivers and other acknowledgments from Persons constructing the Systems, any subcontractors or vendors (including Lucent or each Additional Vendor) with respect to the construction of the Systems as the Agent may reasonably request.

     (i) All fees and expenses which are due and payable to the Agents on or prior to the date of the advance of such Loan shall have been paid.

     (j) The Agent or the Collateral Agent, as applicable, shall have satisfactorily completed their review of any Additional Purchase Agreements, construction and maintenance contracts related to the Systems being financed with such Loan and the interconnection agreements for each System being financed with such Loan.

     (k) The Collateral Agent shall have obtained or waived in writing with respect to each real estate and material equipment lease, each mortgage, and each material third party agreement relating to the Systems being financed with such Loan (i) the right from the applicable lessors and mortgagees to cure all payment defaults under such leases and mortgages by making payments directly to the applicable lessors and mortgagees, as the Agents may request, (ii) landlord waivers and consents, as the Agents may require, with respect to each leased facility, and (iii) consents to collateral assignment, as the Agent or the Requisite Lenders may require, with respect to each such material third party agreement.

     (l) There shall not have occurred in the opinion of the Agents, any material adverse change in any two of the three members of (i) KMC III's or KMC Leasing III's, (ii) KMC Holdings' or (iii) KMC IHC's senior management team, which shall comprise its Chief Executive Officer, Chief Financial Officer and Executive Vice President - Field Sales and Operations.

     (m) If a Loan is requested to finance Aged Equipment, the Agent or the Requisite Lenders, if it or they so elect, shall have obtained an appraisal of such Aged Equipment from an appraiser selected by the Agent, which appraisal shall be satisfactory to the Collateral Agent and the Requisite Lenders, and the cost of which shall be borne by such Borrower.

     (n)  Each  Borrower   shall  have   delivered  to  the  Agents  such  other
certificates, documents, legal opinions or other information as the Agent may reasonably request.

     SECTION 4.03. CONDITIONS PRECEDENT TO LOANS IN EXCESS OF THE LEVEL 1 LENDING LIMIT. The obligation to make Loans hereunder in excess of the Level 1 Lending Limit shall be subject to the satisfaction of the condition that the Borrowers shall have received an additional $35,000,000 of funded equity or Qualified Intercompany Loans.

     SECTION 4.04. CONDITIONS PRECEDENT TO LOANS IN EXCESS OF THE LEVEL 2 LENDING LIMIT. The obligation to make Loans hereunder in excess of the Level 2 Lending Limit shall be subject to the satisfaction of the following further conditions:

     (a) Lucent shall have assigned or sold participations in its Loans and/or Commitment, without recourse to or credit support from Lucent, so that, after giving effect to the Loans being made on such Funding Date, the aggregate Loans of Lucent do not exceed $250,000,000.

     (b) KMC Holdings or KMC IHC shall have obtained through the sale of Equity Interests (other than Disqualified Stock) in KMC Holdings or High Yield Debt of either KMC Holdings or KMC IHC net cash proceeds of not less than $300,000,000 and, either by the making of capital contributions or Qualified Intercompany Loans, KMC Holdings or KMC IHC shall have contributed or loaned such net cash proceeds to KMC III.

     (c) Prior to December 31, 1999 the Borrowers shall have delivered the KMC III Tier III - Tier IV Plan.

     (d) the Borrowers shall have revised financial covenants in accordance with the KMC III Tier III-Tier IV Plan in a manner that is acceptable to the Agent and the Requisite Lenders.<F1> Under review.<F1>


                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that so long as this Agreement shall remain in effect, any Commitment hereunder shall be outstanding or any Obligations hereunder or under any of the other Loan Documents are unpaid, unless the Requisite Lenders shall have otherwise given prior written consent:

     SECTION 5.01. CORPORATE AND FRANCHISE EXISTENCE. Such Borrower shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its business and operations and property and preserve, protect and keep in full force and effect its material rights and its Governmental Approvals.

     SECTION 5.02. COMPLIANCE WITH LAWS, ETC. Such Borrower shall comply in all material respects with all laws and regulations applicable to it, including, without limitation, Environmental Laws, regulations promulgated by the FCC and any PUC, and other telecommunications laws and regulations, and all material contractual obligations applicable to it.

     SECTION 5.03. MAINTENANCE OF PROPERTIES. Such Borrower shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty requests and any licensing requirements.

     SECTION 5.04. INSURANCE.

     (a) COVERAGE. Without limiting any of the other obligations or liabilities of such Borrower under this Agreement, such Borrower shall carry and maintain, and require each contractor retained in connection with the construction of any System to carry and maintain, each at its own expense, at least the minimum insurance coverage set forth in this SECTION 5.04. Such Borrower shall also carry and maintain any other insurance that the Collateral Agent or the Requisite Lenders may reasonably require from time to time. All insurance carried pursuant to this SECTION 5.04 shall be placed with such insurers that


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have an A.M.  Best  rating  of A:X or  better,  or as may be  acceptable  to the
Collateral Agent and the Requisite Lenders. Such coverage shall be in such form, with terms, conditions, limits and deductibles as shall be acceptable to the Collateral Agent and the Requisite Lenders.

     (b) CONSTRUCTION PERIOD. During the period from, and including the commencement of construction of any System, to and including the completion of construction of any System, such Borrower shall maintain in full force and effect, pay all premiums when due in respect of, and comply with all terms and conditions of the following coverages:

          (i) ALL RISK BUILDER'S RISK. The Borrower shall maintain all risk builder's risk insurance covering physical loss or damage to such System including, but not limited to, fire and extended coverage, collapse, flood, earth movement, and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Such insurance shall cover all property during construction and testing, as well as any and all materials, equipment and machinery intended for such System during off-site storage and inland transit and, if necessary, during ocean and air transit. All transit coverage shall be on a "warehouse to warehouse" basis. The all risk builder's risk policy shall be written on a replacement cost basis for the full construction cost of such System or in an amount acceptable to the Collateral Agent and the Requisite Lenders and shall contain an agreed amount endorsement waiving any coinsurance penalty. Coverage shall not exclude resultant damage caused by faulty workmanship, design or materials nor shall it exclude machinery and equipment under guarantee or warranty; and

          (ii) COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY. Such Borrower shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of liability not less than $1,000,000. Coverage shall include, but not be limited to, premises/operations, explosion, collapse, and underground hazards, broad form contractual, independent contractors products/completed operations, broad form property damage, and personal injury liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

          (iii) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. Such Borrower shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such Borrower while at work or in the scope of his or her employment with such Borrower and employer's liability insurance in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

          (iv) AUTOMOBILE LIABILITY. Such Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000; and

            (v) EXCESS/UMBRELLA LIABILITY. Such Borrower shall maintain excess or umbrella liability insurance in an amount not less than $25,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under SECTION 5.04(B)(II), (B)(III) (employer's liability only), and (b)(iv). Such insurance shall follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law.

     (c) CONTRACTOR INSURANCE COVERAGE. Such Borrower shall cause each contractor retained in connection with the construction of any System to carry and maintain, in full force and effect, such insurance and such bonds as such contractor is required to maintain pursuant to the following:

            (i) BOND. Such contractor shall maintain performance and payment bonds written in a form and by a surety acceptable to the Agent and the Requisite Lenders. Such bonds shall cover all payments, performance, material and other obligations of such contractor and all subcontractors. The applicable performance and payment bonds shall, at all times, be in an amount equal to the full value of the construction contracts. Each bond shall cover the faithful performance of the construction contract. Such Borrower and the Collateral Agent shall be named as obligees under each bond; and

           (ii) COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY. Such contractor shall maintain comprehensive general liability insurance covering the construction of such System written on an occurrence basis with a limit of liability not less than $25,000,000. Coverage shall include, but not be limited to, premises/operations, explosion, collapse, and underground hazards, sudden and accidental pollution, broad form contractual, independent contractors, products/completed operations, broad form property damage, and personal injury liability. Such insurance may be written in any combination of primary and excess/umbrella forms. The products completed operations coverage shall be extended to cover such System for two years after completion of such System. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

          (iii) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. Such contractor shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such contractor while at work or in the scope of his or her employment with such contractor and employer's liability insurance in an amount not less than $25,000,000 written in any combination of primary and excess/umbrella policies, and

           (iv) AUTOMOBILE LIABILITY. Such contractor shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed


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

      vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $25,000,000 written in any combination of primary and excess/umbrella policies.

     (d) OPERATIONS PERIOD. Beginning on the completion date of each System, such Borrower shall maintain in full force and effect, pay all premiums when due in respect of, and comply with all terms and conditions of the following insurance coverages for each System.

            (i) ALL RISK PROPERTY INSURANCE. Such Borrower shall maintain all risk property insurance covering such System against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Such insurance shall cover each and every component of such System and shall not contain any exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis in an amount acceptable to the Agents. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty; and

           (ii) BUSINESS INTERRUPTION. As an extension of the coverage required under SECTION 5.04(D)(I), such Borrower shall maintain business interruption insurance in an agreed amount equal to twelve (12) months projected loss of net profits, continuing expenses and debt service payments of such System and shall contain an agreed amount endorsement waiving any coinsurance penalty. Contingent business interruption insurance shall also be included to cover the major suppliers and customers of the Borrowers. Coverage shall be included for expediting expenses in an amount not less than $1,000,000. Such insurance shall also cover service interruption. Deductibles shall not exceed thirty (30) days; and

          (iii) COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY INSURANCE. Such Borrower shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products, completed operations, property damage and personal injury liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

           (iv) WORKERS' COMPENSATION/EMPLOYER'S LIABILITY. Such Borrower shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such Borrower while at work or in the scope of his or her employment with such Borrower and employer's liability insurance in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

            (v) AUTOMOBILE LIABILITY. Such Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000; and

           (vi) EXCESS/UMBRELLA LIABILITY. Such Borrower shall maintain excess or umbrella liability insurance in an amount not less than $25,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under SECTIONS 5.04(D)(III), (D)(IV) (employer's liability only), and (D)(V). Such insurance shall follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law.

     (e) ENDORSEMENTS. Such Borrower shall cause all insurance carried and maintained in accordance with this SECTION 5.04 to be endorsed as follows:

            (i) Such Borrower shall be the named insured and the Collateral Agent shall be an additional named insured and loss payee with respect to policies described in SECTION 5.04(B)(I), (D)(I) and (D)(II). Such Borrower shall be the named insured and the Collateral Agent shall be an additional insured with respect to policies described in SECTION 5.04(B)(II), (B)(III) (to the extent allowed by law), (B)(IV),
      (B)(V),(D)(III),  (D)(IV)  (to the  extent  allowed  by law),  (D)(V)  and
      (D)(VI). Such Borrower and the Collateral Agent shall be additional insureds under all insurances carried by contractors under SECTION 5.04(C) to the extent allowed by law. All policies shall provide that any obligation imposed upon such Borrower and/or any contractor, including but not limited to the obligation to pay premiums, shall be the sole obligation of such Borrower and/or the contractor and not that of the Agent, the Collateral Agent or any Lender; and

           (ii) with respect to policies described in SECTION 5.04(B)(I), (D)(I) and (D)(II), the interests of the Collateral Agent shall not be invalidated by any action or inaction of such Borrower, or any other Person, and shall insure the Collateral Agent regardless of any breach or violation by such Borrower, any contractor or any other Person, of any warranties, declarations or conditions of such policies, and

          (iii)  inasmuch as the  liability  policies  are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering such insured; and

           (iv) the insurers thereunder shall waive all rights of subrogation against the Agent, the Collateral Agent, or the Lenders, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and



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

            (v) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Agent, the Collateral Agent or the Lenders with respect to their interests as such in such System; and

           (vi) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by such Borrower or carrier which affect the interests of the Collateral Agent, such cancellation or change shall not be effective as to the Collateral Agent until thirty (30) days, except in the case of non-payment of premium which shall be ten (10) days, after receipt by the Collateral Agent of written notice sent by registered mail from such insurer.

     (f)  CERTIFICATIONS.  On the  Initial  Funding  Date,  and at  each  policy renewal, but not less than annually, such Borrower shall provide to the Collateral Agent approved certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance required for this SECTION 5.04.

     (g) INSURANCE REPORT. Concurrently with the furnishing of all certificates referred to in this SECTION 5.04, the Borrower shall furnish the Agent with an opinion from an independent insurance broker, acceptable to the Agents, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by such Borrower is in accordance with this section. Furthermore, upon its first knowledge, such broker shall advise the Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by such Borrower hereunder.

     (h) APPLICATION OF PAYMENTS. All payments received by such Borrower from any insurance referred in SECTION 5.04(B)(I), (D)(I) and (D)(II) shall be promptly delivered directly to the Agent, which amounts shall be applied by the Agent, upon request by such Borrower and provision to the Agent of detailed information, including a construction schedule and cost estimates, which establish to the reasonable satisfaction of the Agent and the Requisite Lenders that the amounts available and the proposed schedule are adequate to restore, replace or rebuild the property subject to insurance payments in a timely manner, to such restoration, replacement or rebuilding unless an Event of Default or Default shall have occurred and be continuing or such Borrower shall have failed to make such request within thirty (30) days after receipt of such amounts by Agents, in which case such amounts shall be applied in the Requisite Lenders' sole discretion to the repayment of the Obligations or such restoration, replacement or rebuilding.

     (i) GENERAL. The Agents shall be entitled, upon reasonable advance notice, to review and/or receive copies of such Borrower's (or other appropriate party's) books and records regarding all insurance policies carried and maintained with respect to each System and the Borrower's obligations under this
SECTION 5.04. Notwithstanding anything to the contrary herein, no provision of this Agreement or any other Loan Document shall impose on the Collateral Agent,


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

or any Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by such Borrower, nor shall the Collateral Agent, the Agent or any Lender be responsible for any representations or warranties made by or on behalf of such Borrower to any insurance broker, company or underwriter. The Agent at the direction of the Requisite Lenders or the Agent, at its sole option, may obtain such insurance if not provided by the Borrower; in such event, such Borrower shall reimburse the Collateral Agent or the Agent upon demand for the cost thereof together with interest, and such costs shall constitute Obligations secured by the Collateral.

     (j) PERFORMANCE BY KMC HOLDINGS. The obligations of such Borrower under this SECTION 5.04 may be performed by KMC Holdings on behalf of such Borrower.

     SECTION 5.05. OBLIGATIONS AND TAXES. Such Borrower shall pay all its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED that such Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and the Borrower shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

     SECTION 5.06. FINANCIAL STATEMENTS, REPORTS, ETC. Such Borrower shall furnish to the Agent and the Lenders (except as otherwise provided herein):

     (a) within one hundred twenty (120) days after the end of each fiscal year of such Borrower, two sets of annual consolidated and consolidating financial statements for KMC Holdings (one excluding Excluded Subsidiaries and one including Excluded Subsidiaries), and combined financial statements for the Borrowers, including the balance sheets and statements of operations, income, stockholders' equity and cash flows, for such fiscal year, prepared in accordance with GAAP, which consolidated financial statements and other above described financial information shall have been audited by a nationally recognized independent certified public accounting firm satisfactory to the Agent, and accompanied by such independent certified public accounting firm's unqualified opinion;

     (b) within forty-five (45) days after the end of each month and each fiscal quarter during each fiscal year of such Borrowers, consolidated and consolidating unaudited balance sheets and statements of operations for KMC Holdings, and combined unaudited balance sheets and statements of operations for the Borrower and consolidated and consolidating statements of stockholders' equity and cash flows of KMC Holdings, and combined consolidated statements of stockholders' equity and cash flows of the Borrowers as of the end of each such month or fiscal quarter, as applicable, and for the then elapsed portion of the fiscal year; PROVIDED that with respect to the consolidated and consolidating


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

unaudited balance sheets and statements of operations for KMC Holdings and statements of stockholders' equity and cash flows of KMC Holdings delivered as of the end of each fiscal quarter, such Borrower shall provide two sets of such statements (one excluding Excluded Subsidiaries and one including Excluded Subsidiaries); PROVIDED, further, that such Borrower shall not be required to deliver the items described in this SECTION 5.06(B) on a monthly basis at any time that, and only for so long as, the Borrowers have achieved positive EBITDA;

     (c) concurrently with provision of the financial statements referred to in CLAUSES (A) and (B) above, a certificate of KMC Holdings' independent certified public accountant or KMC Holdings' chief financial officer, as applicable, to the effect that the financial statements referred to in CLAUSE (A) or (B) above, present fairly the financial position and results of operations of KMC Holdings, and the Borrowers and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year end audit adjustments except for the statements referred to in CLAUSE (A) above;

     (d) concurrently with (a) above, and any statements  delivered  pursuant to
(b) above in respect of the month of March and the period ending March 31, the month of June and the period ending June 30 or the month of September and the period ending September 30, a Periodic Reporting Certificate of the chief financial officer of KMC Holdings setting forth the calculations contemplated in
ARTICLE VII, the number of Completed Systems and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default or any Default, shall have occurred and be continuing or if such an event has occurred, a statement explaining its nature and extent and setting forth the steps the Borrowers propose to take to cure such Event of Default;

     (e) (i) not later than December 1 of each calendar year, consolidating and consolidated projected and annual revenue and income statements, including detailed revenue and expense statements, balance sheets and cash flow statements for KMC Holdings for the succeeding fiscal year, such statements to be reasonably acceptable to the Agents, and (ii) not later than July 1, 1999, an annual operating budget on a monthly basis for such calendar year and not later than January 15 of each calendar year beginning January 15, 2000, an annual operating budget on a quarterly basis for such calendar year, with each such budget to be in compliance with the KMC III Tier III Plan;

     (f) to the Agent, all material agreements or licenses affecting the Governmental Approvals of the any Borrower or any System promptly after any execution, or material amendment thereto;

     (g) to the Agent, promptly upon their becoming available, copies of any material periodic or special documents, statements or other information filed by any Borrower with the FCC, PUC or other Governmental Authority in connection with the construction and/or operation of any System or with respect to the transactions contemplated by any of the Loan Documents, and copies of any material notices and other material communications from the FCC, PUC or from any other Governmental Authority;

     (h) immediately upon any officer of any Borrower obtaining knowledge of any condition or event (i) which either constitutes an Event of Default or a Default, (ii) which renders any representation or warranty contained herein materially false or misleading, or when made, renders any document materially false or misleading, or (iii) which would result in any financial results for any fiscal year to materially deviate from the financial results projected for such fiscal year in the KMC III Tier III Plan or the financial projections described in CLAUSE (E) above, a certificate signed by an authorized officer of such Borrower specifying in reasonable detail the nature and period of existence thereof and what corrective action such Borrower has taken or proposes to take with respect thereto;

     (i) within thirty (30) days after the end of each fiscal year of such Borrower, a certificate signed by an authorized officer of such Borrower (x) setting forth all the Real Property, Easements, licenses, rights of way and other similar interests in real property acquired by such Borrower in the preceding year and (y) confirming that no Default or Event of Default has occurred and is continuing;

     (j) evidence in the manner set forth in SECTION 5.04(E) of insurance complying with SECTION 5.04;

     (k) following the written  request of the Agent,  not later than forty-five
(45) days after the end of each fiscal month, reports on accounts receivable and accounts payable of such Borrower in such detail and format as may be reasonably requested by the Agent;

     (l) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or KMC Holdings files with the Securities and Exchange Commission; and

     (m) promptly from time to time such other information regarding the operations (including, without limitation, construction budgeting and System completion), business affairs and condition (financial or otherwise) of such Borrower or KMC Holdings as the Agent may reasonably request.

     SECTION 5.07. LITIGATION AND OTHER NOTICES. Such Borrower shall give the Agent prompt written notice upon obtaining knowledge of the following: (a) all Events of Default or Defaults and all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money in excess of $250,000 in the aggregate of such Borrower; (b) any levy, attachment, execution or other process against any of its property or assets, real or personal, in an amount in excess of $250,000 of such Borrower; (c) the filing or commencement of any action, suit or proceeding by or before any court or any Governmental Authority


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which, if adversely  determined  against it, would result in a Material  Adverse
Effect; (d) any material adverse notice, letter or other correspondence of any kind from the FCC or the PUC relating to the Governmental Approvals or any System; (e) any default under any other material license, agreement or contract to which it is a party; and (f) any matter which has resulted in, or which such Borrower reasonably believes will result in, a Material Adverse Effect on such Borrower.

     SECTION 5.08. MORTGAGES; LANDLORD CONSENTS; LICENSES AND OTHER AGREEMENTS. As security for the Obligations, such Borrower, with respect to each Completed System, and each System which is not a Completed System but which is requested to be financed with the proceeds of Loans (a) shall execute promptly and deliver to the Collateral Agent (1) Mortgages in favor of the Collateral Agent and satisfactory to the Agents with respect to any real property purchased by such Borrower on which a switch or network operating center is located, and, at the request of the Agents, with respect to any other real property purchased by the Borrower, together with lender's title policies for any such real property satisfactory to the Agents, if requested by the Agents, (2) leasehold mortgages or collateral assignments of leases, landlord waivers or consents, and appropriate Uniform Commercial Code fixture financing statements, in each case satisfactory to the Agents with respect to any real property leased by such Borrower and on which Switch Equipment or a network operating center is located, and at the request of the Agents, with respect to any other leased real property of such Borrower, (3) Mortgages or collateral assignments and consents satisfactory to the Agents with respect to such Borrower's Easements and rights of way, as requested by the Agents, (4) collateral assignments of leases and lessor consents, satisfactory to and as requested by the Agents, with respect to any long-haul fiber leased by such Borrower and (5) with respect to each Completed System or System, at all times from and after the date on which such Borrower requests funding for such other Completed System or System, collateral assignments and within 45 days thereafter the consents to such assignments from the applicable third Persons, for each other material lease, license, contract or other agreement or instrument entered into by the Borrower after the date hereof, as required by the Collateral Agent and (b) (1) update Schedule 1 to the Collateral Assignment of Licenses to cover all Governmental Approvals obtained by such Borrower after the Closing Date and agreements entered into by such Borrower after the Closing Date with third Persons, (2) obtain consents to collateral assignments from the licensors granting the Governmental Approvals referred to in CLAUSE (B)(1) above and from those third Persons referred to in CLAUSE (B)(1) above that are specified by the Agents, such consents to collateral assignment to be in form and substance satisfactory to the Agents and
(3) update Schedule 1 to the Collateral Assignment of Leases to cover all leases referred to in CLAUSE (A)(2) above.

     SECTION 5.09. ERISA. Such Borrower shall comply in all material respects with the applicable provisions of ERISA and furnish to the Agent, (i) as soon as possible, and in any event within thirty (30) days after such Borrower or any officer of such Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of such Borrower setting forth details as to such Reportable Event or Termination Event and the corrective action that such Borrower proposes to take with respect thereto, together with a copy of the


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

notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice such Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

     SECTION 5.10. ACCESS TO PREMISES AND RECORDS. Such Borrower shall permit representatives of the Agents to have access to such Borrower's books and records and to the Collateral and the premises of such Borrower at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral.

     SECTION 5.11. DESIGN AND CONSTRUCTION. Such Borrower shall design, construct, equip and operate its Systems substantially as previously disclosed to Lenders in the KMC III Tier III Plan and in accordance with prudent industry standards.

     SECTION 5.12. ENVIRONMENTAL NOTICES. If such Borrower shall (a) receive written notice that any violation of any Environmental Law may have been committed or is about to be committed by such Borrower, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower alleging violations of any Environmental Law or requiring such Borrower to take any action in connection with any Release of any Contaminant into the environment, or (c) receive any written notice from a Governmental Authority or private party alleging that such Borrower may be liable or responsible for costs associated with a response to or cleanup of a Release or any damages caused thereby, such Borrower shall provide the Agent with a copy of such notice within twenty (20) Business Days of such Borrower's receipt thereof.

     SECTION 5.13. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Such Borrower shall notify the Agent and the Collateral Agent of any amendment to its Certificate of Incorporation or other organizational documents within ten (10) days of the occurrence of any such event, and provide the Collateral Agent with copies of any amendments certified by the secretary of such Borrower and of all other relevant documentation. Such Borrower shall promptly deliver to the Collateral Agent such financing statements executed by such Borrower which the Agents may request as a result of any such event.

     SECTION 5.14. THIRD PARTY AGREEMENTS AND DELIVERY AND ACCEPTANCE Certificates. Such Borrower shall provide the Collateral Agent with (i) copies of all interconnection agreements, right of way agreements, easement agreements, real property leases, construction agreements, equipment purchase agreements, fiber leases, telephone line leases, state and local franchise agreements and other agreements with municipalities, that in each case relate to each System of such Borrower, promptly after execution of each such agreement; PROVIDED, that with respect to certain of the foregoing categories of agreements specified by the Agent or the Requisite Lenders, such Borrower shall be permitted to provide the Agent with inventories of the particular types of agreements in lieu of delivering copies of the agreements, which inventories shall be (x) in form and substance satisfactory to the Agents and (y) updated by the applicable Borrower


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

promptly following the execution of any additional agreement of the type inventoried; PROVIDED, FURTHER, that nothing in the foregoing proviso shall limit the Collateral Agent's ability to, at any time, request and receive a copy of any third party agreement from the applicable Borrower, and (ii) (A) if the Lenders are funding a Completed System, a delivery and acceptance certificate substantially in the form of EXHIBIT P hereto with respect to such Completed System and (B) otherwise, copies of delivery and acceptance certificates substantially in the form of EXHIBIT P hereto with respect to each item of Telecommunications Equipment with an invoiced purchase price in excess of $250,000, in each case, where such certificates are not required to be delivered to the Agent pursuant to SECTION 2.03(A), promptly after completion of such System or acceptance of such item of Equipment, as applicable.

     SECTION 5.15. ACCOUNTS PAYABLE. Such Borrower shall pay each of its accounts payable in accordance with its practices as of the Closing Date but in any event no later than sixty (60) days after the due date, PROVIDED, that such Borrower shall not be required to pay any account payable as long as the validity thereof shall be contested in good faith by appropriate protest or proceedings and such Borrower shall have set aside adequate reserves with respect thereto in accordance with GAAP.

     SECTION 5.16. INTELLECTUAL PROPERTY. Such Borrower shall enter into Intellectual Property Documents, in form and substance satisfactory to the Agent and the Requisite Lenders, with respect to all the Intellectual Property owned by such Borrower.

     SECTION 5.17. FISCAL YEAR. Such Borrower shall maintain a fiscal year ending on December 31.

     SECTION 5.18. COMPLETED SYSTEMS. On or prior to December 31, 1999, the Borrowers shall have Completed Systems in ten (10) Tier III Cities. On or prior to December 31, 2000, the Borrower shall have Completed Systems in twenty-seven
(27) Tier 3 III Cities.

     SECTION 5.19. YEAR 2000 PROBLEMS. On or prior to March 31, 1999, each Borrower shall complete and deliver to the Agent a Year 2000 Corrective Plan. On or prior to April 30, 1999, each Borrower shall implement Year 2000 Corrective Actions. On or prior to June 30, 1999, each Borrower shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing. On or prior to September 30, 1999, each Borrower shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

     SECTION 5.20. SUBSIDIARY GUARANTEES AND PLEDGES. Such Borrower shall (i) cause each Person which becomes a Subsidiary of such Borrower to execute a guaranty of the Obligations substantially in the form of EXHIBIT G hereto, but exclusive of any financial covenants, (ii) execute a contribution agreement in form and substance acceptable to the Agent, (iii) execute a Pledge Agreement pursuant to which all the Equity Interests in such Person will be pledged to the Collateral Agent, PROVIDED that in the event such Person is an indirect
Subsidiary  of  such  Borrower,   such  Borrower  shall  cause  each  applicable


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Subsidiary of such Borrower to pledge all the Equity Interests in such Person to the Collateral Agent, (iv) execute a security agreement pursuant to which such Person shall provide to the Collateral Agent for the benefit of the Lenders a Lien on and security interest in all of such Person's tangible and intangible personal property, real property leaseholds, fixtures, and easement rights and
(v) enter into such other agreements and provide such other instruments (including opinions of counsel) as the Agent may reasonably request.

     SECTION 5.21. ACCOUNTING; MAINTENANCE OF RECORDS. Such Borrower shall maintain a system of accounting established and administered in accordance with GAAP. Such Borrower shall keep and maintain in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

     SECTION 5.22. FURTHER ASSURANCES. Such Borrower agrees to do such further acts and things and to execute and deliver to the Agent or the Collateral Agent such additional assignments, agreements, powers and instruments, at such Borrower's expense, as the Agent or the Collateral Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto the Agent or the Collateral Agent its rights, powers and remedies hereunder and thereunder.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Each Borrower covenants and agrees with the Agent, the Collateral Agent and the Lenders that as long as this Agreement shall remain in effect, any Commitment hereunder shall be outstanding or any Obligations hereunder or under any of the Loan Documents shall be unpaid, unless the Requisite Lenders shall have otherwise given prior written consent:

     SECTION 6.01. LIENS, ETC. Such Borrower shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien upon or with respect to any of its properties or the Collateral, now owned or hereafter acquired, or upon any proceeds, products, issues, income or profits therefrom except for the following ("PERMITTED LIENS"):

          (i) Liens granted pursuant to the Loan Documents;

          (ii) Liens securing any Purchase Debt to the extent that the Liens cover only the subject assets purchased with such Purchase Debt;

          (iii) Liens for taxes, assessments or governmental charges or levies on such Borrower's property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which such Borrower shall have set aside reserves on its books as required by GAAP;


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

           (iv) Liens imposed by law, such as landlord's, carrier's, warehousemen's and mechanic's liens, which liens shall be waived in writing to the extent waivable, and with respect to obligations not yet due or being contested in good faith by appropriate proceedings and in either case for which the such Borrower shall have set aside reserves on its books as required by GAAP;

            (v) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA; or

           (vi) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds.

     SECTION 6.02. USE OF PROCEEDS. Such Borrower shall not use the proceeds of any Loan for any purpose other than as provided in SECTION 2.02.

     SECTION 6.03. SALE OF ASSETS, CONSOLIDATION, MERGER, ETC. Such Borrower shall not consolidate with or merge into any other Person, or without the prior written consent of the Requisite Lenders, sell, lease, transfer or otherwise dispose of any Collateral, except for (a) sales of inventory in the ordinary course of business and (b) any sale, lease, transfer or other disposition of assets no longer used or useful in the conduct of the Business for the fair market value thereof not to exceed $250,000 in the aggregate.

     SECTION 6.04. DIVIDENDS AND DISTRIBUTIONS; SALE OF EQUITY INTERESTS. (a) Such Borrower shall not purchase, redeem or otherwise acquire any Equity Interest in such Borrower, declare or make or pay any dividends in any fiscal year of such Borrower on any class or classes of stock or membership units, return capital of the Borrower to its stockholders or members, make any other distribution on or in respect of any shares of any class of capital stock or membership units of such Borrower or make other payments to any shareholder or member of such Borrower (including in the form of compensation, loan, expense reimbursement or management fee); PROVIDED, that provided no Event of Default or Default has occurred and is continuing or would result therefrom, (i) such Borrower may make payments of fees or compensation for services which are in the nature of management, corporate overhead or administrative services to the extent permitted by SECTION 6.05, (ii) provided further, that (A) during the previous four fiscal quarters of the Borrowers, EBITDA equaled at least eighty-five percent (85%) of "Estimated EBITDA" (as defined below) and such Estimated EBITDA is a positive number, (B) during the previous four fiscal quarters of the Borrowers, the Borrowers maintained a Fixed Charge Coverage Ratio of at least 1.10 to 1.00, (C) with respect to the next four fiscal


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

quarters of the Borrowers, EBITDA for the Borrower, as projected in the most recent financial information furnished pursuant to SECTION 5.06(E), is projected to equal at least eighty-five percent (85%) of Estimated EBITDA for such fiscal quarters and such Estimated EBITDA is a positive number, and (D) with respect to the next four fiscal quarters of the Borrowers, the Fixed Charge Coverage Ratio as projected in the most recent financial information submitted to the Agent and the Lenders pursuant to SECTION 5.06(E), is projected to equal at least 1.10 to 1.00, the Borrower may pay to KMC IHC and KMC IHC may pay to KMC Holdings dividends in the amount necessary to make scheduled principal and interest payments under the Indenture, and any other amounts due under the Indenture (including Sections 4.14 and 7.07 thereunder). Estimated EBITDA shall mean "EBITDA" as calculated in the KMC III Tier III Plan. (b) Such Borrower shall not sell or issue any additional Equity Interests other than to KMC IHC in connection with the contribution of additional cash equity into such Borrower; PROVIDED that any such Equity Interests are pledged to the Collateral Agent for the benefit of the Agents and the Lenders.

     SECTION 6.05. MANAGEMENT FEES AND PERMITTED CORPORATE OVERHEAD. Such Borrower shall not pay or enter into any arrangement to pay any fee or compensation, or reimburse expenses of, an Affiliate or any other Person for services which are in the nature of management, corporate overhead or administrative services except to the extent provided for in the KMC III Tier III Plan, the Management Agreement or as described on SCHEDULE 6.11 attached hereto.

     SECTION 6.06. GUARANTEES; THIRD PARTY SALES AND LEASES. Such Borrower shall not directly or indirectly, (i) assume any obligation or indebtedness of another Person, (ii) make or assume any Guarantee, or (iii) finance any third party sales or leases, other than its obligations under SECTION 2.13.

     SECTION 6.07. INVESTMENTS. Such Borrower shall not, directly or indirectly, make any Investments except:

            (i)   Temporary Cash Investments;

           (ii) Investments in certificates of deposit, repurchase agreements, money market or other cash management accounts, bankers acceptances and short term Eurodollar time deposits with financial institutions having a long term deposit rating of at least A+ from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively;

          (iii) Investments in commercial paper rated P1 or A1 by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group respectively.

     SECTION 6.08. SUBSIDIARIES. Such Borrower shall not create or acquire any Subsidiary other than with the prior written consent of the Requisite Lenders.



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     SECTION 6.09. PERMITTED  ACTIVITIES.  Such Borrower shall not engage in any business or activity other than the operation of its Business in accordance with the KMC III Tier III Plan without the prior written consent of the Requisite Lenders.

     SECTION 6.10. DISPOSITION OF LICENSES, ETC. Such Borrower shall not sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any Governmental Approval or any other licenses, permits or approvals (i) prior to the Trigger Date, material, in each case, to the operation of any System in accordance with the KMC III Tier III Plan and (ii) on or after the Trigger Date, the assignment, transfer or disposal of which would result in a Material Adverse Effect, without the prior written consent of the Requisite Lenders.

     SECTION 6.11. TRANSACTIONS WITH AFFILIATES. Except for the Management Agreement, the Tax Sharing Agreement or as set forth on SCHEDULE 6.11, such Borrower shall not directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except in the ordinary course of and pursuant to reasonable requirements of such Borrower's business upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

     SECTION 6.12. ERISA. Such Borrower shall not:

     (A) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor;

     (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived;

     (C) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (D) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any material liability of such Borrower under Title IV of ERISA;

     (E) fail to make any contribution or payment to any Multiemployer Plan which such the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

     (F) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that such Borrower is required to provide security to such Plan under Section 401(a)(29) of the IRC; or



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     (G)  fail,  or permit  any ERISA  Affiliate  to fail,  to pay any  required installment under Section 412 of the IRC on or before the due date for such installment or other payment.

     SECTION 6.13. INDEBTEDNESS. Such Borrower shall not enter into any commitment for, create or suffer to exist any Debt or any other obligations for the deferred purchase price of property or services except:

          (i) the Obligations;

          (ii) the obligations arising under any Loan Document;

          (iii) obligations under leases contemplated in the KMC III Tier III Plan and the Schedules to this Agreement;

          (iv) obligations under Capitalized Leases, financing leases or loan agreements or similar debt documents with respect to the financing and contemplated purchase of office equipment, vehicles and non-essential telecommunications equipment, not to exceed an aggregate amount for the Borrowers of $5,000,000 at any time ("PURCHASE Debt");

          (v) additional unsecured Debt subordinate to the payment of the Obligations on terms and conditions approved by the Agents but in no event to exceed an aggregate amount for the Borrowers of $1,000,000 in principal amount outstanding at any time;

          (vi)  performance   bonds  executed  solely  in  connection  with  the
     construction of Systems in the ordinary course of business; and

          (vii) Qualified Intercompany Loans.

     SECTION 6.14. PREPAYMENT AND DEBT DOCUMENTS. (a) Such Borrower shall not voluntarily prepay any Debt, except the Obligations in accordance with the terms hereof.

     (b) Such Borrower shall not amend any agreement relating to Debt other than the Obligations in any manner which would increase the amount of principal, interest or fees on such debt, or accelerate any payments of such Debt.

     SECTION 6.15. SALE AND LEASEBACK TRANSACTIONS. Such Borrower shall not, directly or indirectly, enter into any arrangement with any Person providing for such Borrower to lease or rent property that any Borrower, KMC Holdings or KMC IHC has sold or will sell or otherwise transfer to such Person.



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

     SECTION 6.16. MARGIN REGULATION. Such Borrower shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by any Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (or any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case, as in effect on the date or dates of such extension of credit and such use of proceeds.

     SECTION 6.17. MANAGEMENT AND TAX SHARING AGREEMENTS. Such Borrower shall not amend the Management Agreement or the Tax Sharing Agreement in any manner that would have a material adverse effect on the Lenders, the Borrowers or the transactions contemplated hereby.


                                   ARTICLE VII
                               FINANCIAL COVENANTS

     Such Borrower covenants and agrees with the Agent and the Lenders that as long as this Agreement shall remain in effect, any Commitment hereunder shall be outstanding or the Obligations hereunder or under any of the Loan Documents shall be unpaid, unless the Requisite Lenders shall have otherwise given prior written consent:

     SECTION 7.01. FINANCIAL COVENANTS PRIOR TO ACHIEVING POSITIVE EBITDA. Until the earlier to occur of (i) July 1, 2002 and (ii) the date on which the BORROWERS shall have achieved positive EBITDA for all the Borrowers on a combined basis for two consecutive fiscal quarters as determined by reference to the financial statements submitted pursuant to SECTION 5.06:

     (a) TOTAL DEBT TO CONTRIBUTED CAPITAL. The Borrowers shall not, at any time, commencing with the fiscal quarter ending December 31, 1999, permit the ratio of the Total Debt to Contributed Capital to exceed 1.00 to 1.00.

     (b) MINIMUM REVENUES. As of the last day of each fiscal quarter, the Borrowers shall on a combined basis have revenues at least equal to the lesser of (i) 85% of the amount projected for such date in the KMC III Tier III Plan and (ii) such projected amount for such date minus $1,000,000 in the KMC III Tier III Plan, which amount is set forth in ITEM 1 on ANNEX B attached hereto.

     (c) EBITDA.

          (i) As of the last day of each fiscal quarter occurring on or after the Closing Date to and including the fiscal quarter ending March 31, 2002, the Borrowers shall not permit the EBITDA losses for the Borrowers on a


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     combined  basis for the two  fiscal  quarters  then  ending  to exceed  the greater of (A) 115% of such losses projected for each such date in the KMC III Tier III Plan, which amount is set forth in ITEM 2 on ANNEX B attached hereto and (B) $5,000,000 less than the aggregate amount of EBITDA projected for each such date in the KMC III Tier III Plan, which amount is set forth in ITEM 2 on ANNEX B attached hereto.

          (ii) As of the last day of each fiscal quarter thereafter, the Borrowers shall not permit EBITDA for the Borrowers on a combined basis for the two fiscal quarters then ending to be less than the greater of (A) 85% of the amount of EBITDA projected for each such date in the KMC III Tier III Plan, which amount is set forth in ITEM 3 on ANNEX B attached hereto and (B) $5,000,000 less than the aggregate amount of EBITDA projected for each such date in the KMC III Tier III Plan, which amount is set forth as
     ITEM 3 on ANNEX B attached hereto.

     (d) CAPITAL EXPENDITURES. As of the last day of each fiscal quarter, the Borrowers shall not permit capital expenditures on a combined, cumulative basis beginning on the Closing Date to exceed the amounts set forth in ITEM 4 on ANNEX B attached hereto.

     (e) MINIMUM ACCESS LINES. As of the last day of each fiscal quarter beginning with the fiscal quarter ending September 30, 2000, the Borrowers shall have in place at least seventy-five percent (75%) of the Access Lines projected for each such date in the KMC III Tier III Plan, which amounts are set forth in
ITEM 5 on Annex B attached hereto.

     SECTION 7.02. FINANCIAL COVENANTS AFTER ACHIEVING POSITIVE EBITDA. On and after the earlier of (i) July 1, 2002, and (ii) the date on which the Borrowers have achieved positive EBITDA on a combined basis for two consecutive fiscal quarters as determined by reference to the financial statements submitted pursuant to SECTION 5.06:

     (a) MAXIMUM TOTAL LEVERAGE RATIO. As of the last day of each fiscal quarter, commencing with the fiscal quarter ended September 30, 2002, the Borrowers shall not permit the Total Leverage Ratio to be greater than the following:

                                               MAXIMUM TOTAL
FISCAL QUARTER ENDING                          LEVERAGE RATIO
---------------------                          --------------

9/30/02                                        10.0 to 1.0
12/31/02                                        8.0 to 1.0
3/31/03                                         5.0 to 1.0
6/30/03                                         5.0 to 1.0
9/30/03                                         4.0 to 1.0
12/31/03                                        3.0 to 1.0
Last Day of Each Fiscal
  Quarter Thereafter                            2.0 to 1.0

     (b) MINIMUM DEBT SERVICE COVERAGE RATIO. As of the last day of each fiscal quarter, commencing with the fiscal quarter ended March 31, 2003, the Borrowers shall not permit the ratio of (1) EBITDA for the Borrowers on a combined basis for the most recently ended six month period, to (2) Interest Expense for the most recently ended six month period plus Principal Payments required during the most recently ended six month period to be less than the following:

                                               MINIMUM DEBT SERVICE
FISCAL QUARTER ENDING                          COVERAGE RATIO
---------------------                          --------------------

3/31/03                                         1.0 to 1.0
6/30/03                                         1.0 to 1.0
9/30/03                                         1.0 to 1.0
12/31/03                                        1.5 to 1.0
3/31/04                                         1.5 to 1.0
Last Day of Each Fiscal
  Quarter Thereafter                            2.0 to 1.0

     (c) MINIMUM FIXED CHARGE COVERAGE RATIO. As of the last day of each fiscal quarter, commencing with the fiscal quarter ended December 31, 2003, the Borrowers shall not permit the ratio of (1) the product of two times the EBITDA for the Borrowers on a combined basis for the most recently ended six month period to (2) Fixed Charges for the Borrowers (such ratio being referred to as the "FIXED CHARGE COVERAGE RATIO") to be less than the following:

                                               MINIMUM FIXED CHARGE
FISCAL QUARTER ENDING                          COVERAGE RATIO
---------------------                          --------------------

12/31/03 to 6/30/06                             0.5 to 1.0
Last Day of Each Fiscal
   Quarter Thereafter                           1.0 to 1.0

     (d) MAXIMUM CONSOLIDATED LEVERAGE RATIO. As of the last day of each fiscal quarter, commencing with the fiscal quarter ended September 30, 2002, the Borrowers shall not permit the ratio of (1) Consolidated Debt to (2) the product of two times the sum of EBITDA for KMC Holdings and its Subsidiaries (excluding its Excluded Subsidiaries) on a consolidated basis for the most recently ended six month period to be greater than the following:

                                               MAXIMUM TOTAL
FISCAL QUARTER ENDING                          LEVERAGE RATIO
---------------------                          --------------------
9/30/02                                        35.0 to 1.0
12/31/02                                       25.0 to 1.0
3/31/03                                        20.0 to 1.0
6/30/03                                        15.0 to 1.0
9/31/03                                        12.0 to 1.0
12/31/03                                       11.0 to 1.0
3/31/04                                        10.0 to 1.0
6/30/04                                        10.0 to 1.0
9/30/04                                        10.0 to 1.0
12/31/04                                       10.0 to 1.0
3/31/05                                        10.0 to 1.0
6/30/05                                        10.0 to 1.0
9/30/05                                        10.0 to 1.0
12/31/05                                       10.0 to 1.0
3/31/06                                         8.0 to 1.0
6/30/06                                         8.0 to 1.0
9/30/06                                         8.0 to 1.0
12/31/06                                        8.0 to 1.0
Last Day of Each Fiscal Quarter
      Thereafter                                6.0 to 1.0


                                  ARTICLE VIII
                               COLLATERAL SECURITY

     SECTION 8.01. COLLATERAL SECURITY. (a) To secure payment and performance of all the Obligations, each of the Borrowers hereby grants to the Collateral Agent for the benefit of the Agent, and the Lenders, to the extent permitted by law, a right of setoff against and a continuing security interest in and to all such Borrower's tangible and intangible personal property, fixtures and real property leasehold and easement interests, whether now owned or existing, or hereafter acquired or arising, wheresoever located, including, without limitation, all the following property, or interests in property: (a) all machinery, equipment, Telecommunications Equipment and fixtures, including without limitation, fiber optic and other cables, transmission and switching equipment, transmission facilities, connection equipment, conduit, carrier pipes, junctions, regenerators, power sources, alarm systems, electronics, structures and shelters and cable laying equipment; (b) all Accounts, accounts receivable, other receivables, contract rights, leases, chattel paper, investment property, and general intangibles of such Borrower (including, without limitation, goodwill, going concern value, patents, trademarks, trade names, service marks, blueprints, designs, product lines and research and development), including, without limitation, all the Borrower's rights under all present and future Governmental Approvals, permits, licenses and franchises heretofore or hereafter granted to Borrower for the operation and ownership of its Systems (excluding licenses and permits issued by the FCC, any PUC or any other Governmental
Authority to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits), whether now owned or hereafter acquired by such Borrower, or in which the Borrower may now have or hereafter acquire an interest; (c) all instruments, letters of credit, documents of title, policies and certificates of insurance, securities, bank deposits, deposit accounts (including such Borrower's Collection Accounts), checking accounts and cash now or hereafter owned by such Borrower, or in which such Borrower may now have or hereafter acquire an interest; (d) all inventory, including all merchandise, raw materials, work in process, finished goods and supplies, now or hereafter owned by the Borrower or in which the Borrower may now have or hereafter acquire an interest; (e) all such Borrower's leasehold interest in any real property, all such Borrower's licenses, easements and rights of way with respect to real property; (f) all accessions, additions or improvements to, substitutions for and all proceeds and products of, all the foregoing, including proceeds of insurance; and (g) all books, records, documents, computer tapes and discs relating to all the foregoing.

     SECTION 8.02. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Such Borrower shall execute and deliver to the Collateral Agent for the benefit of the Agents and the Lenders, prior to the Initial Funding Date, and at any time or times thereafter at the request of the Collateral Agent or the Requisite Lenders, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Collateral Agent), as the Collateral Agent or the Requisite Lenders may request, in a form satisfactory to the Collateral Agent and the Requisite Lenders, to perfect and keep perfected the security interest in the Collateral granted by such Borrower to the Collateral Agent or to otherwise protect and preserve the Collateral and the Collateral Agent's security interest therein or to enforce the Collateral Agent's security interest in the Collateral. Should such Borrower fail to do so, the Collateral Agent is authorized to sign any such financing statements as such Borrower's agent. Such Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     SECTION 8.03. APPOINTMENT OF THE COLLATERAL AGENT AS THE BORROWERS' ATTORNEY-IN-FACT. Such Borrower hereby irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as its true and lawful attorney-in-fact, and authorizes the Collateral Agent, in its or the Collateral Agent's name, to, following the occurrence and during the continuance of an Event of Default: (i) demand payment of the Borrower's Accounts; (ii) enforce payment of such Borrower's Accounts by legal proceedings or otherwise; (iii) exercise all such Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Collateral Agent deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor of such Borrower; (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Collateral Agent, and open and deal with all mail addressed to the Borrower; (ix) do all acts and things which are necessary, in the Collateral Agent's discretion (as advised by the Requisite Lenders), to fulfill such Borrower's obligations under this Agreement; (x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which such Borrower's mail is deposited; (xii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Collateral Agent's account on account of the Obligations; (xiii) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (xiv) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors.

     SECTION 8.04. COLLECTION OF ACCOUNTS AND RESTRICTED ACCOUNT ARRANGEMENTS. Such Borrower hereby represents and warrants that each depository account ("COLLECTION ACCOUNT") now maintained by it at any bank ("COLLECTION AGENT") for the collection of checks and cash constituting proceeds of Accounts and sales of other personal property which are part of the Collateral is identified on
SCHEDULE 8.04 attached hereto and made a part hereof. With respect to each Collection Account, such Borrower shall, no later than the Initial Funding Date, deliver to the Collateral Agent, a "RESTRICTED ACCOUNT AGREEMENT" substantially in the form of EXHIBIT N attached hereto and made a part hereof, duly executed and delivered by such Borrower and the applicable Collection Agent, authorizing and directing such Collection Agent, upon receipt of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, to deposit all checks and cash received into a restricted account (a "RESTRICTED ACCOUNT") and remit all amounts deposited in such Restricted Account to the Collateral Agent's account specified in such Restricted Account Agreement until such time as the Collection Agent receives written notice from the Collateral Agent rescinding such instruction. Such Borrower shall, following the occurrence and during the continuance of an Event of Default and any subsequent request by the Agent therefor, take such further action as the Collateral Agent or the Requisite Lenders may reasonably deem desirable to effect the transfer of exclusive ownership and control of the Restricted Accounts and all Collection Accounts to the Collateral Agent. Until all the Obligations have been indefeasibly paid in full, such Borrower agrees not to enter into any agreement or execute and deliver any direction which would modify, impair or adversely affect the rights and benefits of the Collateral Agent under any Restricted Account Agreement. Such Borrower shall not open, establish or maintain any Collection Account (other than those identified on SCHEDULE 8.04 hereto) without first having delivered to the Collateral Agent a duly executed and delivered Restricted Account Agreement with respect to such Collection Account. Such Borrower shall notify the Collateral Agent in writing not less than five (5) days prior to the date it shall open or establish any Collection Account other than an account described on SCHEDULE 8.04 hereto.

     SECTION 8.05. CURE RIGHTS. Such Borrower expressly authorizes the Collateral Agent and the Agent, and the Collateral Agent (as directed by the Requisite Lenders) and the Agent may, but shall not be required to, at any time and from time to time, to take any and all action that it reasonably determines to be necessary or desirable to cure any default or violation (including a payment default) of such Borrower in connection with any real estate lease, license agreement, Governmental Approval or any other material lease, agreement or contract entered into with respect to the Systems.

                                   ARTICLE IX
                           EVENTS OF DEFAULT; REMEDIES

     SECTION 9.01. EVENTS OF DEFAULT. The following events shall each constitute an "EVENT OF DEFAULT":

     (a) any Borrower shall fail to pay the principal of or interest on its Notes or any other amounts payable hereunder or under any of the other Loan Documents when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise, and five (5) Business Days shall have elapsed; or

     (b) any Borrower shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by it in any of the Loan Documents, and such Borrower fails to cure such breach within ten (10) Business Days after written notice thereof unless the breach relates to a covenant contained in SECTIONS 5.04, or ARTICLE VI (other than SECTION 6.05 or SECTION 6.07) or VII, in which case no notice or grace period shall apply, or unless the breach relates to SECTION 5.06, in which case an Event of Default shall occur on the thirtieth day following the breach without any notice requirement, unless the breach shall have been cured before such date; or

     (c) any representation or warranty made by any Borrower, KMC Holdings or KMC IHC in connection with this Agreement or any other Loan Document, or the Loans or any statement or representation made in any report, certificate, financial statement or other instrument furnished by or on behalf of such Borrower, KMC Holdings or KMC IHC pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

     (d) any Borrower, KMC Holdings or KMC IHC shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money in excess of $250,000 with respect to any Borrower or KMC IHC or in excess of $1,000,000 with respect to KMC Holdings, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any indebtedness for borrowed money in excess of $250,000 with respect to any Borrower or KMC IHC or in excess of $1,000,000 with respect to KMC Holdings, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness in excess of $250,000 with respect to any Borrower or KMC IHC or in excess of $1,000,000 with respect to KMC Holdings; or any such indebtedness in excess of $250,000 with respect to any Borrower or KMC IHC or in excess of $1,000,000 with respect to KMC Holdings shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

     (e) any Borrower, KMC Holdings or KMC IHC shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower, KMC Holdings or KMC IHC or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, or admit in writing its inability, to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing; or

     (f) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against any Borrower, KMC Holdings or KMC IHC, or any Borrower or KMC Holdings takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against any Borrower, KMC Holdings or KMC IHC (but not instituted by any Borrower, KMC Holdings or KMC IHC), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for any Borrower, KMC Holdings or KMC IHC or any substantial part of its property) shall be granted or shall occur; or

     (g) a Termination Event occurs which the Requisite Lenders in good faith believe would subject any Borrower to a material liability; or

     (h) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Requisite Lenders in good faith believe that the approval of such waiver could subject any Borrower or any ERISA Affiliate to material liability; or

     (i) any of the Governmental Approvals or any other license, Governmental Approval or other governmental consent or approval necessary for the continuing operation of the Borrower or any System or any other material Governmental Approval or approval of or material filing with the FCC, any PUC or any other Governmental Authority with respect to the conduct by any Borrower of its business and operations, including its Business, shall not be obtained or shall cease to be in full force and effect, which in respect of any of the Governmental Approvals shall, in the case of an order of the FCC, any PUC or other Governmental Authority having jurisdiction with respect thereto, revoking, or deciding not to renew, any such Governmental Approval, occur upon the issuance of such order, and, in the case of any other order revoking or terminating any of the Governmental Approvals or deciding not to renew such Governmental Approvals prior to the termination thereof, occur when such order becomes final, and, in each case, with respect to any such event occurring on or after the Trigger Date, such event is also reasonably likely to result in a Material Adverse Effect; or

     (j) the FCC, any PUC or any other Governmental Authority, by final order, determines that the existence or performance of this Agreement or any other Loan Document will result in a revocation, suspension or material adverse modification of any of the Governmental Approvals for any System, and with respect to any such event occurring on and after the Trigger Date, such determination is reasonably likely to result in a Material Adverse Effect; or

     (k) for any reason any Loan Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto with respect to Collateral having an aggregate value of $500,000 or greater shall fail to be perfected or to have its intended priority, or any Borrower or any Affiliate thereof shall contest the validity of any Lien granted under, or shall disaffirm its obligations under any Loan Document; or

     (l) any Borrower shall default under any Lucent Purchase Agreement or Additional Purchase Agreement, which default shall not have been cured or waived within the applicable grace period thereunder unless such Borrower is contesting such default in good faith by appropriate protest or proceedings and shall have set aside adequate reserves in accordance with GAAP; or

     (m) for any reason, any Borrower ceases to operate any System or ceases to own any of its Governmental Approvals necessary for the continuing operation of any System, and with respect to any such event occurring on or after the Trigger Date, such cessation is reasonably likely to result in a Material Adverse Effect; or

     (n) a judgment or judgments for the payment of money in excess of $250,000 individually or $500,000 in the aggregate at any one time shall have been rendered against any Borrower and the same shall have remained unsatisfied and in effect for any period of sixty (60) days during which no stay of execution shall have been obtained; or

     (o) any Borrower is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting its business in any material respect with respect to any one or more of its Systems and with respect to any such event occurring on or after the Trigger Date, such event is reasonably likely to result in a Material Adverse Effect; or

     (p) any Borrower becomes subject to any liabilities, costs, expenses, damages, fines or penalties which could reasonably be expected to have a Material Adverse Effect arising out of or related to (i) any Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any Environmental Law; or

     (q) a Change of Control shall occur; or

     (r) KMC Holdings shall fail to observe or perform any covenant, condition or agreement to be observed or performed by it in the KMC Holdings Guaranty; or

     (s) KMC IHC shall fail to observe or perform any covenant, conditions or agreement to be observed by it in the KMC IHC Guaranty; or

     (t) any Borrower shall fail to observe or perform any covenant, condition or agreement to be observed or performed by it in any material agreement (other than a Loan Document or an agreement referred to in SECTION 9.01(D)), such Borrower fails to cure such breach within ten (10) Business Days after written notice thereof, and with respect to any such failure occurring on or after the Trigger Date, such failure is reasonably likely to result in a Material Adverse Effect, unless such Borrower is contesting such covenant, condition or agreement by appropriate protest or proceedings and shall have set aside adequate reserves in accordance with GAAP.

     SECTION 9.02. TERMINATION OF COMMITMENT; ACCELERATION. Upon the occurrence and at any time during the continuance of any Event of Default, the Agent shall upon direction from the Requisite Lenders:

     (a) by notice to the Borrowers, terminate Lenders' Commitment to make Loans hereunder; or

     (b) by notice to the Borrower, declare the Obligations to be immediately due and payable, whereupon all the Obligations shall be immediately due and payable without further notice of any kind, PROVIDED, that if an Event of Default described in SECTION 9.01(F) shall exist or occur, all the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable and the Commitment shall be automatically terminated.

     SECTION 9.03. WAIVERS. Demand, presentment, protest and notices of nonpayment, protest, dishonor and acceptance are hereby waived by each Borrower. Each Borrower also waives the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of the Collateral Agent, the Agent or any Lender in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order entered in favor of the Collateral Agent, the Agent or any Lender or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other Loan Documents. Each Borrower waives the right, if any, to the benefit of, or to direct the application of, any Collateral. Each Borrower hereby acknowledges that none of the Collateral Agent, the Agent or any Lender has any obligation to resort to any Collateral or make claim against any other Person before seeking payment or performance from any Borrower.



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     SECTION 9.04. RIGHTS AND REMEDIES GENERALLY.  If an Event of Default occurs and is continuing, the Agent and the Collateral Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all the rights and remedies of a secured party under the Code or other applicable laws, which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by the Collateral Agent or the Agent after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and the Collateral Agent or the Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Agent or the Collateral Agent, may, in its sole discretion, cause the Collateral to remain on the premises of any Borrower, at the expense of the Borrower, pending sale or other disposition of the Collateral. The Agent or the Collateral Agent shall have the right to conduct such sales on the premises of any Borrower, at the expense of the Borrowers, or elsewhere, on such occasion or occasions as it may see fit.

     SECTION 9.05. ENTRY UPON PREMISES AND ACCESS TO INFORMATION. If an Event of Default occurs and is continuing, the Agent and the Collateral Agent shall have the right to enter upon the premises of any Borrower where any Collateral is located (or is believed to be located) without any obligation to pay rent to such Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of the Agent or the Collateral Agent or any agent of the Agent or the Collateral Agent, for such time as the Agent or the Collateral Agent may desire, in order effectively to collect or liquidate the Collateral, and/or the Agent or the Collateral Agent may require any Borrower to assemble the Collateral and make it available to the Agent or the Collateral Agent at a place or places to be designated by the Agent or the Collateral Agent. If an Event of Default occurs and is continuing, the Agent or the Collateral Agent shall have the right to obtain access to any Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent or the Collateral Agent deems appropriate.

     SECTION 9.06. SALE OR OTHER DISPOSITION OF COLLATERAL BY THE AGENT. Any notice required to be given by the Agent or the Collateral Agent of a sale, lease or other disposition or other intended action by the Agent or the Collateral Agent with respect to any of the Collateral which is deposited in the United States mails, registered or certified, postage prepaid and duly addressed to the Borrowers at the address specified in SECTION 11.01, at least ten days prior to such proposed action shall constitute fair and reasonable notice to the Borrowers of any such action. The net proceeds realized by the Agent or the Collateral Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by the Agent or the Collateral Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. The Agent or the Collateral Agent, as applicable, shall account to the Borrowers for any surplus realized upon such sale or other disposition, and the Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Collateral Agent's security interest in the Collateral. The Borrowers agree that the


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Collateral Agent has no obligation to preserve rights to the Collateral  against any other parties. The Agent and the Collateral Agent are hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's and the Collateral Agent's benefit until the Obligations are paid in full.

     SECTION 9.07. GOVERNMENTAL APPROVALS. In connection with the enforcement by the Agent or the Collateral Agent of any remedies available to it as a result of any Event of Default, each Borrower agrees that it shall join and cooperate fully with, at the request of the Agent or the Collateral Agent, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which the Agent, the Collateral Agent or the Requisite Lenders may believe relevant to such application) with the FCC, any PUC and all other applicable Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or the portion of any System and/or (ii) the transfer of control of such Borrower or assignment of all licenses, certificates, Governmental Approvals, approvals and permits, issued to each Borrower by the FCC, any PUC or any such Governmental Authorities with respect to any System and the operation thereof, to the Agent or the Collateral Agent, the receiver or to the successful bidder or bidders. In connection with the foregoing, the Borrower shall take such further actions, and execute all such instruments, as the Agent, the Collateral Agent or the Requisite Lenders reasonably deems necessary or desirable. Each Borrower agrees that the Agent or the Collateral Agent may enforce any obligation of such Borrower as set forth in this section by an action for specific performance. In addition, each Borrower hereby irrevocably constitutes and appoints the Agent and the Collateral Agent and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in its discretion after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of the Borrower any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. THE EXERCISE OF ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT BY ANY LENDER, THE AGENT OR THE COLLATERAL AGENT THAT MAY REQUIRE FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL SHALL BE SUBJECT TO OBTAINING SUCH APPROVAL. PENDING THE RECEIPT OF ANY FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL, NO BORROWER SHALL DO ANYTHING TO DELAY, HINDER, INTERFERE OR OBSTRUCT THE EXERCISE OF THE AGENT'S OR THE COLLATERAL AGENT'S RIGHTS OR REMEDIES HEREUNDER IN OBTAINING SUCH APPROVALS.



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     SECTION 9.08.  APPOINTMENT OF RECEIVER OR TRUSTEE.  In connection  with the exercise of its remedies under this Agreement, the Agent or the Collateral Agent may, upon the occurrence of an Event of Default, obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC, any PUC or other Governmental Authority consents or approvals, control of or ownership of any of the Governmental Approvals. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to the Agent or the Collateral Agent under this Agreement. Upon the appointment of such trustee or receiver, the Borrowers agree to cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution and filing of an application to the FCC, any PUC or any other Governmental Authority or for consent to the transfer of control or assignment of any Borrower's Governmental Approvals to the receiver or trustee.

     SECTION 9.09. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participation in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. Each Borrower hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).




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                                    ARTICLE X
                       THE AGENT AND THE COLLATERAL AGENT

     SECTION 10.01. APPOINTMENT OF AGENT. (a) Lucent Technologies Inc. is hereby appointed to act as contractual representative on behalf of all Lenders under this Agreement and the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE
X. The provisions of this SECTION 10.01 are solely for the benefit of the Agent and the Lenders and no Borrower or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Person. The Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Notwithstanding the use of the defined term "Agent", it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives. Neither the Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

     (b) If the Agent shall request instructions from all Lenders, Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from all Lenders, Requisite Lenders, or all affected Lenders, as the case may be, and the Agent shall not incur liability to any Person by reason of so refraining. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of the Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of the Agent, expose the Agent to liabilities beyond the limits of this Agreement or (c) if the Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of all Lenders, Requisite Lenders or all affected Lenders, as applicable.



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     SECTION  10.02.  AGENT'S  RELIANCE,  ETC.  Neither the Agent nor any of its
Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or to inspect the Collateral (including the books and records); (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 10.03. LUCENT AND AFFILIATES. With respect to its Commitments hereunder, Lucent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Lucent in its individual capacity. Lucent and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Borrower, any of its Affiliates and any Person who may do business with or own securities of any Borrower or any such Affiliate, all as if Lucent were not the Agent and without any duty to account therefor to the Lenders. Lucent and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Lucent may also purchase or hold Equity Interests or warrants in KMC Holdings, KMC IHC or the Borrower and make subordinated loans to any Borrower. Each Lender acknowledges the potential conflict of interest between Lucent as a Lender holding disproportionate interests in the Loans, Lucent as a member or subordinated debt holder of the Borrower, Lucent as a vendor under the Lucent Purchase Agreement and Lucent as Agent.

     SECTION 10.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial information given it by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit and


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financial  analysis  of the  Borrowers  and its own  decision to enter into this
Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

     SECTION 10.05. INDEMNIFICATION. Each of the Lenders agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent in connection therewith; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

     SECTION 10.06. SUCCESSOR AGENT. The Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by the Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any


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appointment as Agent hereunder by a successor Agent,  such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 10.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     SECTION 10.07. PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

     (a) LOANS; PAYMENTS. Whenever the Agent receives a payment of principal, interest, fee or premium (if any) or other payment, or whenever the Agent makes an application of funds, in connection with the Loans or the Notes (including, without limitation, any payment or application from any Collateral), the Agent will on the date such payment is received or applied, if on or prior to 11:00 a.m. (Eastern time) on such date, or otherwise on the next Business Day, pay over to each Lender as instructed by such Lender in writing, an amount equal to such Lender's Pro Rata Share of such payment provided that such Lender has funded all Loans required to be made by it and has purchased all participation required to be purchased by it under this Agreement and the other Loan Documents as of such date. To the extent that any Lender (a "NON-FUNDING LENDER") has failed to fund all such payments and Loans or failed to fund the purchase of all such participation, the Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from the Borrowers. All payments by Agent shall be made by wire transfer to such Lender's account (as specified by such Lender) not later than 2:00 p.m. (Eastern time) on the applicable Business Day.

     (b) RETURN OF PAYMENTS. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrowers and such related payment is not received by Agent, then the Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

          (ii) If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest at such rate, if any, as the Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.



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

     (c) NON-FUNDING LENDERS. The failure of any Non-Funding Lender to make any portion of its Loans or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an "OTHER LENDER") of its obligations to make any such Loan on such date, but neither any Other Lender nor the Agent shall be responsible for the failure of any Non-Funding Lender to make any Loan. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

     (d) DISSEMINATION OF INFORMATION. The Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by the Agent from, or delivered by the Agent to, the Borrowers, with notice of any Event of Default of which the Agent has actually become aware and with notice of any action taken by the Agent following any Event of Default; PROVIDED that the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct. Lenders acknowledge that the Borrowers are required to provide financial statements and other documents to Lenders pursuant to this Agreement and agree that the Agent shall have no duty to provide the same to Lenders.

     (e) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

     SECTION 10.08. COLLATERAL MATTERS.

     (a)  The  Collateral  Agent,  at the  written  direction  of the  Requisite
Lenders, may release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction of all Loans and all other Obligations and which the Agent has been notified in writing are then due and payable; (ii) constituting property being sold or disposed of if the applicable Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with SECTION 6.03 (and the Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to the applicable Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by such Borrower to be, renewed or extended and with respect to which such Borrower has not exercised any purchase option. The Collateral Agent may not release all or substantially all the Collateral without the consent of the Lenders. Upon request by the Collateral


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Agent or the  Borrowers  at any time,  the Lenders  will  confirm in writing the
Collateral Agent's authority to release any Liens pursuant to this SECTION 10.08(A).

     (b) Upon receipt by the Collateral Agent of any authorization required pursuant to SECTION 10.08(A) from the Requisite Lenders or Lenders, as applicable, of the Collateral Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the applicable Borrower, and provided that no Event of Default has occurred and is then continuing, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral; PROVIDED, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the applicable Borrower in respect of) all interests retained by the applicable Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (c) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or, other than a duty to act without recklessness, willful misconduct or gross (but not mere) negligence, that the Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the pursuant to this SECTION
10.08 or pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its reasonable business judgment, given the Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     SECTION 10.09. AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent.

     SECTION 10.10. CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS AND THE COLLATERAL AGENT. (a) Each Lender authorizes and directs the Collateral Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Lenders. The exercise by the Collateral Agent or the Requisite Lenders of their respective powers set forth


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in this  Agreement  or the other  Loan  Documents  relating  to the  Collateral, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders; PROVIDED that the Collateral Agent shall not without the consent of the Requisite Lenders take any action in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral (other than, in the exercise of its reasonable judgment, actions to preserve the value of the Collateral).

     (b) The Collateral Agent with respect to the administration of the Collateral shall have the same rights, obligations and status as the Agent as are set forth in SECTION 10.01, 10.02, 10.03, 10.04, 10.05, and 10.06 above.


                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.01. NOTICES; ACTION ON NOTICES, ETC. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by a courier service of recognized standing (specifying one (1) day delivery), or by registered or certified mail, postage prepaid, return receipt requested (or, if by telecopy communications equipment of the sending party, delivered by such equipment) addressed, if to the Borrowers, at KMC Telecom III, Inc., 1545 Route 206, Suite 300, Bedminster, NJ 07921; Attention: President; (telecopy no. (908) 719-8775, confirmation no. (908) 470-2200) with a copy to Alan M. Epstein Esq., Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178; (telecopy no.
(212) 808-7897, confirmation no. (212) 808-7800), if to the Agent, at Lucent Technologies Inc., 283 King George Road, Warren, NJ 07059; Attention: Financing Operations Group (telecopy no. (908) 559-1706), and if to the Collateral Agent, at ____________________________, Attention:_________________________________
(telecopy no. ______________, confirmation no. ______________). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) five Business Days after mailing when sent by registered or certified mail, postage prepaid, return receipt requested, or (b) upon receipt, if by courier service or any telecopy communications equipment of the sender, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

     (b) Each Borrower agrees that the Agent or the Collateral Agent may act upon any notice, consent, certificate, cable, telex or other instrument or writing believed by the Agent or the Collateral Agent to be genuine, that the Agent or the Collateral Agent may consult with legal counsel, selected by the Agent or the Collateral Agent and shall not be liable to any Borrower for any action taken or omitted to be taken in good faith by Lender in accordance with the advice of such counsel.



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     SECTION  11.02.  NO  WAIVERS;  AMENDMENTS.  (a) No  failure or delay of the
Agent, the Collateral Agent or any Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Subject to the provisions of this SECTION 11.02(B), the Requisite Lenders (or the Agent with the consent in writing of the Requisite Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Event of Default or Default hereunder; PROVIDED that no such supplemental agreement shall, without the consent of each Lender affected thereby and in the case of clause (vii) below, so long as Lucent shall have any unused Commitment Amount without the consent of Lucent:

          (i) Postpone or extend the Commitment Termination Date, the maturity date for the loans or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender except with respect to (A) any modifications of the provisions relating to prepayments of Loans and other Obligations and (B) a waiver of the application of the default rate of interest pursuant to SECTION 2.05(B).

          (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon.

          (iii) Reduce the percentage specified in the definition of Requisite Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of "Pro Rata Share".

          (iv) Increase the amount of any Commitment of any Lender hereunder or increase any Lender's Pro Rata Share.

          (v) Permit any Borrower to assign its rights under this Agreement.

          (vi) Release all or substantially all the Collateral.

          (vii) Amend Section 2.02.

          (viii) Amend this SECTION 11.02(B).



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No amendment of any  provision  of this  Agreement  relating to the Agent or the
Collateral Agent shall be effective without the written consent of the Agent or the Collateral Agent, as applicable.

     SECTION 11.03. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. THE BORROWERS, THE AGENT, THE COLLATERAL AGENT AND THE LENDERS CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE CITY AND STATE OF NEW YORK AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENCE TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

            SECTION 11.04. EXPENSES. The Borrowers will pay all documented out-of-pocket third-party expenses (including in each case all reasonable attorneys' and paralegals' fees and related expenses and costs), (i) incurred by the Agent and the Collateral Agent in connection with the negotiation, preparation and execution of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), (ii) incurred by the Agents, in connection with the administration of the Loan Documents, and the creation, perfection, priority and protection of the Liens in the Collateral, and (iii) incurred by the Agent, the Collateral Agent or any Lender in connection with the enforcement of the rights of the Agent, the Collateral Agent or any Lender in connection with this Agreement, any other Loan Documents or the Collateral, or any restructuring or workout of this Agreement or the other Loan Documents.

            SECTION 11.05. EQUITABLE RELIEF. Each Borrower recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to the Agent, the Collateral Agent and the Lenders; therefore, such Borrower agrees that the Agent or the Collateral Agent, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 11.06. INDEMNIFICATION; LIMITATION OF LIABILITY. (a) The Borrowers agree to protect, indemnify and hold harmless the Agent, the Collateral Agent each Lender and each of their respective officers, affiliates, directors, employees, attorneys, accountants, consultants, representatives and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including, without limitation, payment by the Agent, the Collateral Agent or any Lender of any obligations due or past due under any contract or agreement to which any Borrower is or becomes a party) of any kind or nature whatsoever (including, without limitation, the


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fees and  disbursements  of counsel for and  consultants of such  Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of the Agent, the Collateral Agent or the Lenders contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under Environmental Laws) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "INDEMNIFIED MATTERS"); PROVIDED that no Borrower
shall  have  any  obligation  to  any  Indemnitee   hereunder  with  respect  to
Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee; PROVIDED, FURTHER that the Borrowers shall not have any obligation to any Indemnitee hereunder with respect to taxes that are imposed on the net income of any Indemnitee or any franchise or doing business taxes imposed on any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     (b) To the extent permitted by applicable law, no claim may be made by the Borrowers or any other Person against the Agent, the Collateral Agent, any Lender or any of their respective affiliates, directors, officers, employees, agents, attorneys, accountants, representatives or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 11.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All warranties and representations made by any Borrower in any Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Obligations. The confidentiality obligations of each Borrower in SECTION 11.16, the indemnification obligations of each Borrower in SECTION 11.06, and to the extent the second sentence of
SECTION 11.13 is applicable, all covenants of each Borrower, survive the repayment of the Obligations.

     SECTION 11.08. SUCCESSORS AND ASSIGNS; ASSIGNMENTS; PARTICIPATIONS.

     (a) GENERAL. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Collateral Agent and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have any right to assign its rights or


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obligations  under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SUBSECTION (C) below. With respect to any Borrower, successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for such Borrower. Notwithstanding the foregoing, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank or to an affiliate of such Lender; PROVIDED that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent shall be entitled to utilize its Register to determine the payee of any Note for all purposes hereof. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     (b) PARTICIPATIONS.

          (i) Subject to the terms set forth in this SECTION 11.08(B), any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements in connection therewith relating to such Participant, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of SECTION 2.13, the Participants shall be entitled to the same rights as if they were Lenders, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to SECTION 2.13 than such Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no transfer occurred.

          (ii) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the


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     interest rate or fees payable  pursuant to the terms of this Agreement with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases all or substantially all the Collateral, if any, securing any such Loan.

          (iii) The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in SECTION 9.09 in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; PROVIDED that each Lender shall retain the right of setoff provided in SECTION 9.09 with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 9.09, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 9.09 as if each Participant were a Lender.

     (c) ASSIGNMENTS.

          (i) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment and the Loans owing to it hereunder) in accordance with the provisions of this SECTION 11.08(C). Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be evidenced by an Assignment Agreement in form and substance reasonably satisfactory to the Agent and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, for Loans and Commitments in an aggregate principal amount equal to the lesser of $5,000,000 (which minimum amount may be waived by the Requisite Lenders after the occurrence of a Default) and such Lender's Commitment Amount.

          (ii) Upon (i) delivery to the Agent of a notice of assignment (a "NOTICE OF ASSIGNMENT"), together with any consent required hereunder, and
     (ii) payment of a $3,500 processing fee to the Agent for processing such assignment if such assignment is to a Person which is not an affiliate of the assigning Lender, such assignment shall become effective on the effective date specified in such Notice of Assignment. The assigning Lender shall be obligated to reimburse the Agent for all other costs and expenses associated with the preparation and execution of such assignment (including reasonable attorneys' fees arising out of such preparation and execution of such assignment). The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be


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     "plan  assets"  under  ERISA.  On and  after  the  effective  date  of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 11.08(C)(II), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment and their Loans, as adjusted pursuant to such assignment.

          (iii) The Agent shall  maintain at its address  referred to in SECTION
     11.01 a copy of each assignment delivered to and accepted by it pursuant to this SECTION 11.08 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 11.08. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     SECTION 11.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 11.10. COVER PAGE, TABLE OF CONTENTS AND SECTION HEADINGS. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 11.11. COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

     SECTION 11.12. APPLICATION OF PAYMENTS. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Agent or any Lender from


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

such Borrower or with respect to any of the Collateral, and such Borrower does hereby irrevocably agree that the Agent or any Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as the Agent or any Lender may deem advisable, notwithstanding any entry by the Agent or any Lender upon any of its books and records, subject, however, to the provisions of SECTION 2.08(C).

     SECTION 11.13. MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor the Agent shall be under any obligation to marshall any assets in favor of any Borrowers or the other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to any Agent or any Lender, or the Agent, the Collateral Agent any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     SECTION 11.14. SERVICE OF PROCESS. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO EACH BORROWER AT THE ADDRESS INDICATED IN SECTION 11.01 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

     SECTION 11.15. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWERS, THE AGENT, THE COLLATERAL AGENT AND THE LENDERS WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT, THE COLLATERAL AGENT OR ANY LENDER AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWERS, THE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AS AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 11.16. CONFIDENTIALITY. No Borrower shall at any time before or after payment in full and satisfaction of all of the Obligations, reveal, divulge or make known, or knowingly permit to be so revealed, divulged or made known, to any Person (including Persons within its own organization who do not have a definite need to know for the purpose of performance of this Agreement), the terms or conditions of the Fee Letter; PROVIDED that the foregoing shall not apply to information required to be disclosed by order of a court of competent jurisdiction or in connection with any governmental investigation (in each case to the extent disclosure is required, but no further) so long as such Borrower notifies the Agent in writing of any circumstances of which such Borrower is aware that may lead to such a requirement or order, so as to allow the Agent to take steps to contest such order or investigation; PROVIDED, FURTHER, that the foregoing shall not apply to information which is required to be disclosed by such Borrower or information which in the reasonable determination of such Borrower is desirable for it to disclose, pursuant to federal or state securities laws, pursuant to the rules or regulations of the FCC, any PUC or other applicable Governmental Authority, or to Persons who are consultants, advisors (including but not limited to attorneys and auditors), officers, directors or employees of such Borrower, provided that each such Person is required by such Borrower to keep such information confidential.

     SECTION 11.17. ENTIRE AGREEMENT, ETC. This Agreement (including all schedules and exhibits referred to herein), the Notes, the Fee Letters and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

     SECTION 11.18. NO STRICT CONSTRUCTION. The parties hereto have participated, jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                   KMC TELECOM III, INC., as Borrower


                                   By:  /s/ Cynthia Worthman
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   KMC TELECOM LEASING III LLC, as Borrower
                                   By:   KMC Telecom III, Inc., as Sole Member


                                   By:  /s/ Cynthia Worthman
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   LUCENT TECHNOLOGIES INC., as Agent


                                   By:  /s/ Leslie L. Rogers
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Collateral Agent


                                   By:__________________________________________
                                        Name:
                                        Title:

                                     ANNEX A

                               COMMITMENT AMOUNTS

                                      LOANS

Lender                                  Commitment Amount

Lucent Technologies Inc.                $600,000,000

TOTAL COMMITMENTS                       $600,000,000

                                     ANNEX B

                  FINANCIAL COVENANT INFORMATION (IN THOUSANDS)

   FISCAL
QUARTER ENDED     ITEM 1     ITEM 2     ITEM 3   ITEM 4      ITEM 5
-------------     ------     ------     ------   ------      ------

03/31/99               -     ( 7,569)             50,000         N/A
06/30/99               -     (15,136)             82,358         N/A
09/30/99               -     (21,386)            185,677         N/A
12/31/99               -     (25,541)            261,795         N/A
03/31/06           1,432     (32,100)            308,626         N/A
06/30/00           3,544     (35,968)            330,861         N/A
09/30/00           6,157     (34,535)            340,094      24,904
12/31/00           9,910     (32,520)            349,103      39,079
03/31/01          14,398     (32,458)            354,383      56,130
06/30/01          19,502     (29,651)            363,120      75,667
09/30/01          24,803     (22,120)            369,979      95,809
12/31/01          30,860     (15,784)            376,514     118,887
03/31/02          37,328     ( 7,243)            381,737     143,599
06/30/02          44,176                3,783    399,183     169,991




                                     ANNEX C

                             AMORTIZATION SCHEDULE

      PAYMENT DATE                              PERCENTAGE REDUCTION

      May 1, 2002                               2.5%
      August 1, 2002                            2.5%
      November 1, 2002                          2.5%
      February 1, 2003                          2.5%

      May 1, 2003                               5.0%
      August 1, 2003                            5.0%
      November 1, 2003                          5.0%
      February 1, 2004                          5.0%

      May 1, 2004                               5.0%
      August 1, 2004                            5.0%
      November 1, 2004                          5.0%
      February 1, 2005                          5.0%

      May 1, 2005                               5.0%
      August 1, 2005                            5.0%
      November 1, 2005                          5.0%
      February 1, 2006                          5.0%

      May 1, 2006                               7.5%
      August 1, 2006                            7.5%
      November 1, 2006                          7.5%
      Termination Date                          7.5%

--------
     1      Under review.